                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              THE HOME DEPOT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

TO OUR STOCKHOLDERS:

It is my pleasure to invite you to attend our 2003 Annual Meeting of Stockholders on Friday, May 30, 2003, at 10:00 a.m., Central Time. The meeting will be held in the James Simpson Theater at The Field Museum of Natural History in Chicago, Illinois.

The matters to be acted upon at the meeting are described in the Notice of Annual Meeting of Stockholders and Proxy Statement. At the meeting, we will also report on the Company's performance and operations during fiscal 2002 and respond to stockholder questions.

We anticipate a large number of attendees at our Annual Meeting of Stockholders. While we will make every effort to accommodate all attendees, we cannot guarantee seating availability. We will seat attendees on a first-come, first-served basis. We strongly recommend that stockholders arrive at The Field Museum 20 to 30 minutes prior to the start of the meeting. If you will need special assistance or seating at the meeting, please contact Audrey Davies at (770) 433-8211 Ext. 17598. We will provide an interpreter for the hearing impaired.

Please note that for security reasons we discourage attendees from bringing large bags, knapsacks, backpacks or similar items into the theater. Attendees who bring such items may be asked to check them at the coat check.

PLEASE NOTE THAT YOU WILL NEED TO PRESENT AN ADMISSION TICKET IN ORDER TO ATTEND THE ANNUAL MEETING. If your shares are registered in your name and you received your proxy materials by mail, your admission ticket is attached to your proxy card. If your shares are registered in your name and you received your proxy materials electronically via the Internet, you will need to print an admission ticket after you vote by clicking on the "Options" button at the bottom of the screen that provides a summary of your vote. Then click on the "Admission Ticket" button that appears on the next screen and click on the "Print this Page" icon to print your ticket. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy, which will serve as your admission ticket. All stockholders will be required to present valid picture identification to enter the meeting. IF YOU DO NOT HAVE AN ADMISSION TICKET OR LEGAL PROXY AND VALID PICTURE IDENTIFICATION, YOU MAY NOT BE ADMITTED TO THE MEETING.

If you are unable to attend the meeting, you can listen to it live over the Internet. You can access the audio by going to our website, www.homedepot.com. A replay will also be available until June 6, 2003.

You may elect to receive future proxy materials electronically through the Internet. You may sign up by following the instructions on your proxy card or broker instruction form. Receiving future annual reports and proxy statements through the Internet will be simpler for you, will save the Company money and is friendlier to the environment. If you have a computer with Internet access, we hope you will follow the instructions and choose to receive proxy materials electronically.

Your vote is very important. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy by telephone, the Internet or by mail. If you are a registered stockholder and attend the meeting, you may revoke the proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

Thank you for your support.

Sincerely,

/s/ Bob

Robert L. Nardelli
Chairman, President and Chief Executive Officer

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

TIME:                   10:00 a.m., Central Time, on Friday, May 30, 2003.

PLACE:                  The Field Museum of Natural History
                        James Simpson Theater
                        1400 South Lake Shore Drive
                        Chicago, Illinois 60605

ITEMS OF BUSINESS:      (1) To elect all of the members of the board of
                            directors;

                        (2) To ratify the appointment of KPMG LLP as the
                            independent auditors of the Company for the fiscal year ending February 1, 2004;

                        (3) To approve the material terms of the
                            performance-based compensation payable under the Company's Management Incentive Plan;

                        (4) To act on stockholder proposals described in the
                            attached Proxy Statement; and

                        (5) To transact any other business properly coming
                            before the meeting.

WHO MAY VOTE:           You may vote if you were a stockholder of record on
                        March 31, 2003.

ANNUAL REPORT:          A copy of our 2002 Annual Report is enclosed.

DATE OF MAILING:        This notice and the Proxy Statement are first being
                        mailed to stockholders on or about April 18, 2003.

                                          By Order of the Board of Directors,

                                                /s/ Frank L. Fernandez

                                             Frank L. Fernandez, Secretary

ABOUT THE MEETING

WHAT AM I VOTING ON?
You will be voting on the following:
- To elect all of the members of the board of directors;
- To ratify the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending February 1, 2004 ("fiscal 2003");
- To approve the material terms of the performance-based compensation payable under the Company's Management Incentive Plan;
- To act on stockholder proposals described in this Proxy Statement; and
- To transact any other business properly coming before the meeting.

WHO IS ENTITLED TO VOTE?
You may vote if you owned shares of the Company's common stock as of the close of business on March 31, 2003. Each share of common stock is entitled to one vote. As of March 31, 2003, we had 2,293,776,926 shares of common stock outstanding.

HOW DO I VOTE BEFORE THE MEETING?
You have three voting options:
- Over the Internet, which we encourage if you have Internet access, at the address shown on your proxy card;
- By telephone, through the number shown on your proxy card; or
- By mail, by completing, signing and returning the enclosed proxy card.
If you hold your shares through an account with a bank or broker, your ability to vote by telephone or the Internet depends on their voting procedures. Please follow the directions that your bank or broker provides.

MAY I VOTE AT THE MEETING?
You may vote your shares at the meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone or by mail.

CAN I CHANGE MY MIND AFTER I VOTE?
You may change your vote at any time before the polls close at the meeting. You may do this by (1) signing another proxy card with a later date and returning it to us prior to the meeting, (2) voting again by telephone or over the Internet prior to 10:00 a.m., Central Time, on May 30, 2003 or (3) voting at the meeting if you are a registered stockholder or have obtained a legal proxy from your bank or broker.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?
Proxies that are signed and returned but do not contain instructions will be voted (1) FOR the election of the nominees for director named on pages 6 through 7 of this Proxy Statement, (2) FOR the ratification of KPMG LLP as the independent auditors of the Company for fiscal 2003, (3) FOR the approval of the material terms of the performance-based compensation payable under the Company's Management Incentive Plan, (4) AGAINST the stockholder proposals, and (5) in accordance with the best judgement of the named proxies on any other matters properly brought before the meeting.

HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?
The number of shares shown on the proxy card you have received includes your dividend reinvestment plan shares. You may vote your shares through the Internet, by telephone or by mail, all as described on the enclosed proxy card.

HOW DO I VOTE IF I PARTICIPATE IN ONE OF THE FUTUREBUILDER PLANS?
Shares credited to your FutureBuilder Plan account are included in the number of shares shown on your proxy card. You may vote your shares by Internet, telephone or mail, all as described on the enclosed proxy card. By voting, you are instructing the trustee of your FutureBuilder Plan to vote all of your shares as directed. If you do not vote, the shares credited to your account will be voted by the trustee for the FutureBuilder Plan in the same proportion that it votes shares in other accounts for which it received timely instructions. If you also own stock in your own name and not through a broker, your proxy card includes both those shares and shares credited to your FutureBuilder Plan account.

ABOUT THE MEETING

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD OR INSTRUCTION FORM?
It means that you have multiple accounts with our transfer agent and/or banks or brokers. Please vote all of these shares. We recommend that you consolidate as many accounts as possible under the same name and address. Our transfer agent is EquiServe Trust Company, N.A., which may be reached at 1-800-577-0177 or at www.equiserve.com.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY INSTRUCTION FORM?
If you are a registered stockholder and do not provide a proxy, you must attend the meeting in order to vote your shares. If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions on your instruction form. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain "routine" matters. The election of directors, the ratification of KPMG LLP as the independent auditors of the Company for fiscal 2003 and the approval of the material terms of the performance-based compensation under the Company's Management Incentive Plan are considered routine matters for which brokerage firms may vote without specific instructions. The other proposals to be voted on at our meeting are not considered "routine" under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote."

HOW CAN I ATTEND THE MEETING?
The annual meeting is open to all holders of Home Depot common stock on March 31, 2003. To attend the meeting, you will need to bring an admission ticket and valid picture identification. If your shares are registered in your name and you received your proxy materials by mail, your admission ticket is attached to your proxy card. If your shares are registered in your name and you received your proxy materials electronically via the Internet, you will need to print an admission ticket after you vote by clicking on the "Options" button at the bottom of the screen that provides a summary of your vote. Then click on the "Admission Ticket" button that appears on the next screen and click on the "Print this Page" icon to print your ticket. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy, which will serve as your admission ticket. IF YOU DO NOT HAVE AN ADMISSION TICKET OR LEGAL PROXY AND VALID PICTURE IDENTIFICATION, YOU MAY NOT BE ADMITTED TO THE MEETING.

HOW CAN I LISTEN TO THE MEETING OVER THE INTERNET?
You can listen to the meeting live by logging onto our website, www.homedepot.com. A replay will also be available until June 6, 2003. (We have included our website address only as a textual reference. The information contained on our website is not incorporated by reference into this Proxy Statement.)

MAY STOCKHOLDERS ASK QUESTIONS AT THE MEETING?
Yes. Representatives of the Company will answer stockholders' questions of general interest at the end of the meeting. In order to give a greater number of stockholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?
Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 31, 2003 must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

HOW MANY VOTES ARE NEEDED TO APPROVE THE COMPANY'S PROPOSALS?
The nominees receiving the highest number of "For" votes will be elected as directors. This number is called a plurality. Shares not voted, whether by marking "Abstain" on your proxy card or otherwise, will have no impact on the election of directors. The proxy given will

ABOUT THE MEETING

be voted FOR each of the nominees for director unless a properly executed proxy card is marked "Withhold Authority" as to a particular nominee or nominees for director.

The ratification of the appointment of KPMG LLP as the independent auditors of the Company for fiscal 2003 and the approval of the material terms of the performance-based compensation payable under the Company's Management Incentive Plan require that a majority of the votes cast at the meeting be voted "For" the proposals. A properly executed proxy card marked "Abstain" with respect to these proposals will not be voted.

HOW MANY VOTES ARE NEEDED TO APPROVE THIS YEAR'S STOCKHOLDER PROPOSALS? Approval of each stockholder proposal requires that a majority of votes cast at the meeting be voted "For" the proposal. A properly executed proxy card marked "Abstain" with respect to these proposals will not be voted. Broker non-votes will not be voted with respect to any stockholder proposals presented at the meeting.

BOARD OF DIRECTORS INFORMATION

WHAT IS THE MAKEUP OF THE BOARD OF DIRECTORS AND HOW OFTEN ARE MEMBERS ELECTED? Our Board of Directors currently has 12 members. Each director stands for election every year. Nominees may stand for election until they reach the Company's mandatory retirement age of 72.

WHAT IF A NOMINEE IS UNWILLING OR UNABLE TO SERVE?
Each of the nominees listed in the Proxy Statement has agreed to serve as a director if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board of Directors.

HOW ARE DIRECTORS COMPENSATED?
Each Board member who is not employed by the Company received an annual retainer of $90,000, payable in the following manner:
- $30,000 in the form of shares of restricted stock pursuant to The Home Depot, Inc. 1997 Omnibus Stock Incentive Plan (the "Omnibus Plan");
- $30,000 in the form of deferred stock rights granted under the Omnibus Plan;
   and
- $30,000 in the form of cash or deferred stock units under the Non-Employee Directors' Deferred Stock Compensation Plan (the "Directors Plan"), at the election of the director.

Each non-employee Board member also received 5,000 non-qualified stock options.

In addition to the annual retainer and stock options, each director received $1,000 per Board meeting attended through August 2002 and $2,000 per Board meeting and $1,000 per Committee meeting attended for each meeting after August 2002. Each director who served as a Chair of a committee of the Board of Directors received $5,000, except for the Chair of the Audit Committee, who received $10,000. Board meeting and chair fees are payable in cash or deferred stock units under the Directors Plan, at the election of the director.

The Company also pays the travel and accommodation expenses of directors and, when requested by the Company, their spouses to attend Board meetings, conduct store visits and participate in other corporate functions, together with any taxes related to such payments.

As part of the Company's overall support of charitable organizations, and in order to preserve its ability to attract directors with outstanding experience and ability, the Company maintains a program that permits each director to recommend charitable organizations to receive up to $1,000,000 from the Company upon the director's mandatory retirement. Additionally, through the program the Company will match up to $75,000 of charitable donations made by each director during each calendar year. The directors will not receive any financial benefit from this program because the charitable deductions accrue solely to the Company. Donations are not made to any charity from which the director or a party related to the director directly or indirectly receives compensation. The overall program is not expected to result in a material cost to the Company.

WHAT DOES THE LEAD DIRECTOR DO?
The Lead Director helps the Chairman of the Board develop the agenda for Board meetings and reviews the Board's governance procedures and policies. The Lead Director is also the Chairman of the Nominating and Corporate Governance Committee and chairs any meetings of non-management directors. The Lead Director is elected by the Board of Directors for a three-year term. Kenneth G. Langone was elected as the first Lead Director in 1998, and he was re-elected in 2001. His current term expires in 2004.

HOW OFTEN DID THE BOARD MEET IN FISCAL 2002?
The Board of Directors met 4 times during fiscal 2002. The number of times that each Committee of the Board of Directors met is shown on page 5 of this Proxy Statement. During fiscal 2002, each director attended at least 75% of the meetings of the Board and of the Committees of which he or she was a member.

MAY STOCKHOLDERS RECOMMEND NOMINEES TO THE BOARD OF DIRECTORS?
Yes. The Nominating and Corporate Governance Committee will consider nominees recommended by the Company's stockholders. Any recommendations should be submitted to the Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339. Recommendations for nominees to stand for election at the 2003 Annual Meeting of Stockholders must be received by April 30, 2003.

BOARD OF DIRECTORS INFORMATION

WHAT ARE THE COMMITTEES OF THE BOARD?
During fiscal 2002, the Board of Directors had standing Executive, Audit, Compensation, Nominating and Corporate Governance and Human Resources Committees and an Information Technology Advisory Council. The members of each of the Committees and the Information Technology Advisory Council, their functions and the number of meetings held in fiscal 2002 are shown below:

                                                                                                        Number of Meetings
Name of Committee and Members                         Functions of the Committee                        in Fiscal 2002
-------------------------------------------------------------------------------------------------------------------------------
EXECUTIVE:                                            - Exercises the authority of the full                        7
         Robert L. Nardelli, Chair                       Board on specified matters between
         John L. Clendenin                               Board meetings
         Berry R. Cox
         Milledge A. Hart, III
         Kenneth G. Langone
         Bernard Marcus(1)
AUDIT:                                                - Selects the Company's independent                          6
         John L. Clendenin, Chair(2)                     auditors
         Gregory D. Brenneman                         - Oversees auditing procedures
         William S. Davila                            - Receives and accepts the report of
         Claudio X. Gonzalez                             independent auditors
         Bonnie G. Hill                               - Oversees internal systems of accounting
         Berry R. Cox(2)                                 and management control
COMPENSATION:                                         - Reviews and recommends compensation of                     5
         Claudio X. Gonzalez, Chair(3)                   directors and executive officers
         Gregory D. Brenneman                         - Administers stock incentive and
         Berry R. Cox                                    purchase plans
         William S. Davila                            - Makes grants of stock and option awards
         Richard A. Grasso                               pursuant to stock incentive plans
         John L. Clendenin(3)
NOMINATING AND                                        - Makes recommendations for nominees for                     4
         CORPORATE GOVERNANCE:                           director
         Kenneth G. Langone, Chair                    - Reviews and monitors activities of
         Richard H. Brown                                Board members
         John L. Clendenin                            - Oversees the Company's corporate
         Richard A. Grasso                               governance practices and procedures
         Milledge A. Hart, III
         Roger S. Penske
HUMAN RESOURCES:                                      - Reviews and recommends policies,                           4
         Bonnie G. Hill, Chair                           practices and procedures concerning
         Richard H. Brown                                human resource-related matters
         Milledge A. Hart, III
         Kenneth G. Langone
         Roger S. Penske
INFORMATION TECHNOLOGY                                - Reviews and recommends practices and                       6
         ADVISORY COUNCIL:                               procedures concerning information
         Milledge A. Hart, III, Chair                    practices support and security systems
         Richard H. Brown(4)
         Berry R. Cox(4)
         Richard A. Grasso
         Roger S. Penske
         Gregory D. Brenneman(4)

(1) Mr. Marcus served as a member of the Board and the Executive Committee until his retirement in May 2002.
(2) Mr. Cox served as the Chair and a member of the Audit Committee through August 2002, but did not serve on the Committee for the remainder of the fiscal year. Mr. Clendenin served as the Chair and a member of the Committee thereafter.
(3) Mr. Clendenin served as the Chair and a member of the Compensation Committee through August 2002, but did not serve on the Committee for the remainder of the fiscal year. Mr. Gonzalez served as the Chair and a member of the Committee thereafter.
(4) Mr. Brown served on the Information Technology Advisory Council through May 2002, but did not serve on the Council thereafter. Mr. Brenneman served on the Council from August 2002 through November 2002, but did not serve on the Council thereafter. Mr. Cox joined the Council for its January 2003 meeting.

ELECTION OF DIRECTORS
(ITEM 1 ON THE PROXY CARD)

WHO ARE THIS YEAR'S NOMINEES?
The nominees standing for election this year to hold office until the 2004 Annual Meeting of Stockholders and until his or her successor is elected are:

GREGORY D. BRENNEMAN, 41, Director since 2000
- Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm, since October 2002
- President and Chief Executive Officer of PricewaterhouseCoopers Consulting from June 2002 to October 2002
- President of Continental Airlines, Inc. from 1996 to 2001 and member of the Board and Chief Operating Officer of Continental Airlines from 1995 to 2001
- Member of the Board of Automatic Data Processing, Inc.

RICHARD H. BROWN, 55, Director since 2000
- Chairman and Chief Executive Officer of Electronic Data Systems Corporation from 1999 to March 2003
- Chief Executive Officer of Cable & Wireless plc from 1996 to 1998
- President and Chief Executive Officer of H&R Block, Inc. from 1995 to 1996
- Member of the Board of E.I. du Pont de Nemours and Company
- Member of:
   - The Business Council
   - The Business Roundtable
   - The U.S. - France Business Council
   - The U.S. - Japan Business Council
- Member of the Board of Trustees of Southern Methodist University

JOHN L. CLENDENIN, 68, Director since 1996
- Retired as Chairman in 1997 and as President and Chief Executive Officer in 1996 of BellSouth Corporation
- Member of the Board of:
   - Acuity Brands, Inc.
   - Coca-Cola Enterprises Inc.
   - Equifax Inc.
   - The Kroger Co.
   - Powerwave Technologies, Inc.
- Past Chairman/President of:
   - The Committee for Economic Development
   - Junior Achievement
   - The Boy Scouts of America
   - U.S. Chamber of Commerce

BERRY R. COX, 49, Director since 1978
- Chairman of Berry R. Cox, Inc., a privately held investment management company
- Principally engaged in investments in public and private securities and real estate development for over 25 years
- Member of the Board of Trustees of Southwestern Medical Foundation

WILLIAM S. DAVILA, 71, Director since 1999
- Retired as Chief Operating Officer of Vons Grocery Company in 1992 and served as President Emeritus from 1992 through 1998
- Member of the Board of:
   - Hormel Foods Corporation
   - Pacific Gas and Electric Company

CLAUDIO X. GONZALEZ, 68, Director since 2001
- Chairman and Chief Executive Officer of Kimberly-Clark de Mexico, S.A. de C.V. since 1973
- Member of the Board of:
   - America Movil
   - General Electric Company
   - Kellogg Company
   - Kimberly-Clark Corporation
   - Mexico Fund, Inc.
   - Grupo Carso
   - Grupo ALFA
   - Grupo Mexico
   - Grupo Televisa
   - Investment Co. of America

RICHARD A. GRASSO, 56, Director since 2002
- Chairman and Chief Executive Officer of The New York Stock Exchange since 1995
- Member of the Board of:
   - The Centurion Foundation
   - Lower Manhattan Development Corp.
   - New York City Police Foundation
   - New York City Public Private Initiatives Inc.
   - New York University
- Member of the Advisory Board of the Yale School of Management
- Trustee of the Stony Brook Foundation
- Member of the International Capital Markets Advisory Committee of the Federal Reserve Bank of New York
- Chairman of the Economic Club of New York
- Vice Chairman of the National Italian American Foundation

ELECTION OF DIRECTORS
(ITEM 1 ON THE PROXY CARD)

MILLEDGE A. HART, III, 69, Director since 1978
- Member of the Board since 1985 and Chairman since 1997 of DocuCorp International, Inc.
- Chairman of the Board of:
   - Hart Group, Inc., a private management service and investment company, since 1988
   - Rmax, Inc., an insulation manufacturing company, since 1977
- Member of the Board of:
   - Patton Surgical Corporation
   - Lyco Energy Corporation
- Member of the Board of Trustees, Chairman of the Investment Committee and member of the Academic Policy and Hart E-Center Committees of the Board of Southern Methodist University
- Member of the Board of Trustees and the Terry Sanford Institute of Public Policy of Duke University
- Member of the Board of Trustees and Chairman of the Investment Committee of Episcopal School of Dallas

BONNIE G. HILL, 61, Director since 1999
- President of B. Hill Enterprises, LLC, a consulting firm specializing in corporate governance and board organizational and public policy issues, since 2001
- President and Chief Executive Officer of The Times Mirror Foundation from 1997 to 2001
- Senior Vice President, Communications and Public Affairs of the Los Angeles Times from 1998 to 2001
- Vice President of The Times Mirror Company, a newspaper and publishing company, from 1997 to 2000
- Dean of McIntire School of Commerce at the University of Virginia from 1993 to 1996
- Member of the Board of:
   - AK Steel Holding Corporation
   - Albertson's, Inc.
   - ChoicePoint Inc.
   - Hershey Foods Corporation
   - The National Grid Transco plc
   - Orange County Performing Arts Center
   - Los Angeles Urban League
   - Police Assessment Resource Center
- Member of the National Advisory Panel of the Institute for Research on Women and Gender at Stanford University

KENNETH G. LANGONE, 67, Director since 1978
- Co-founder of The Home Depot
- Lead Director of The Home Depot since 1998
- Chairman of the Board, Chief Executive Officer and President of Invemed Associates, Inc., an investment banking and brokerage firm, for more than five years
- Member of the Board of:
   - ChoicePoint Inc.
   - General Electric Company
   - YUM Brands, Inc.
   - Unifi, Inc.
   - Damon Runyon Cancer Research Foundation
   - The Children's Oncology Society of New York (The Ronald McDonald House of New York)
   - New York Philharmonic
   - The New York Stock Exchange, Inc.
   - Robin Hood Foundation
   - Trustee of New York University
   - Trustee of New York University Leonard Stern School of Business
   - Chairman of New York University School of Medicine

ROBERT L. NARDELLI, 54, Director since 2000
- Chairman of The Home Depot since January 2002
- President and Chief Executive Officer of The Home Depot since December 2000
- President and Chief Executive Officer of GE Power Systems from 1995 through December 2000
- Member of the Board of The Coca-Cola Company

ROGER S. PENSKE, 66, Director since 2001
- Founder and Chairman of Penske Corporation since 1969
- Chairman of Penske Truck Leasing Corporation since 1982
- Chairman of United Auto Group, Inc. since 1999
- Member of the Board of:
   - Delphi Corporation
   - General Electric Company
   - Detroit Renaissance
- Member of The Business Council

                           WE RECOMMEND THAT YOU VOTE
                          FOR THE ELECTION OF EACH OF
                               THESE NOMINEES TO
                             THE BOARD OF DIRECTORS

PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP
(ITEM 2 ON THE PROXY CARD)

WHAT AM I VOTING ON?
A proposal to ratify the appointment of KPMG LLP as the independent auditors of the Company for fiscal 2003. The Audit Committee of the Board of Directors has appointed KPMG LLP to serve as independent auditors. Although the Company's governing documents do not require the submission of the selection of independent auditors to the stockholders for approval, the Board of Directors considers it desirable that the appointment of KPMG LLP be ratified by the stockholders.

WHAT SERVICES DO THE INDEPENDENT
AUDITORS PROVIDE?
Audit services provided by KPMG LLP for fiscal 2002 included the examination of the consolidated financial statements of the Company and services related to periodic filings made with the Securities and Exchange Commission. Additionally, KPMG LLP provided certain services relating to the consolidated quarterly reports and annual and other periodic reports at international locations and tax and other services as described in the Audit Committee Report on pages 35-36 of this Proxy Statement.

WILL A REPRESENTATIVE OF KPMG LLP BE
PRESENT AT THE MEETING?
One or more representatives of KPMG LLP will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from stockholders.

WHAT IF THIS PROPOSAL IS NOT APPROVED?
If the appointment of KPMG LLP is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.

                             WE RECOMMEND THAT YOU
                          VOTE FOR THE RATIFICATION OF
                           KPMG LLP AS THE COMPANY'S
                            INDEPENDENT AUDITORS FOR
                                  FISCAL 2003

PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE-BASED
COMPENSATION PAYABLE UNDER THE COMPANY'S MANAGEMENT INCENTIVE PLAN (ITEM 3 ON THE PROXY CARD)

WHAT AM I VOTING ON?
A proposal to approve the material terms of performance-based compensation payable to the Company's officers and other members of management under the Company's Management Incentive Plan (the "MIP"). The Compensation Committee of the Board of Directors and the full Board of Directors have approved this proposal.

WHAT IS THE PURPOSE OF THIS PROPOSAL?
The purpose of the MIP is to replace The Home Depot, Inc. Executive Officers' Bonus Plan, a performance-based compensation plan, the material terms of which were approved by the Company's stockholders at the 1997 Annual Stockholders Meeting (the "Prior Plan"). The Prior Plan is being replaced because Section 162(m) of the Internal Revenue Code requires that the material terms of performance-based compensation must be re-approved by stockholders every five years. Approval of this proposal will ensure that the Company is able to receive tax deductions for the full amount of performance-based compensation paid to officers under the MIP. Section 162(m) of the Internal Revenue Code prevents a publicly held corporation from claiming tax deductions for annual compensation in excess of $1,000,000 to certain of its senior executives. The executives subject to the limitations of Section 162(m) include any individual who, as of the last day of the corporation's taxable year, is the corporation's chief executive officer or among the four highest compensated officers other than the chief executive officer. Compensation is exempt from this limitation if it is qualified "performance-based compensation." One of the requirements for performance-based compensation is that the corporation's stockholders must approve the material terms of the performance-based compensation. The material terms that must be approved include (1) the employees eligible to receive the performance-based compensation, (2) the objectives under which the performance-based compensation will be determined, and (3) the maximum amount of performance-based compensation that could be paid to any executive in a fiscal year.

WHO IS ELIGIBLE TO RECEIVE PERFORMANCE-BASED COMPENSATION?
The performance-based compensation being approved will be paid under the MIP to officers and other members of management of the Company, including, but not limited to, the Chief Executive Officer and all Executive Vice Presidents. Currently, the Company has 126 members of management participating in the MIP. The Compensation Committee, in its discretion, may authorize awards of compensation that are intended to qualify as performance-based compensation under Section 162(m) as well as awards of compensation that are not intended to so qualify, and an individual may receive both types of awards. Any award that is intended to qualify as performance-based compensation will be designated as such.

WHAT ARE THE PERFORMANCE OBJECTIVES
BEING APPROVED?
Awards under the MIP that are intended to be exempt from Section 162(m) will be based on one or more of the following performance objectives: return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross margin, gross margin return on investment, increase in the fair market value of the common stock, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net income, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as internal rate of return, increase in net present value and expense targets, Employer of Choice survey results, customer satisfaction survey results and productivity.

HOW ARE AWARDS DETERMINED?
Awards under the MIP are made for each fiscal year of the Company. The Compensation Committee selects the employees eligible to participate in the MIP and establishes the performance objectives that pertain to each participant's awards under the plan. The Compensation Committee establishes the terms of the awards within the first 90 days of each fiscal year and,

PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE-BASED
COMPENSATION PAYABLE UNDER THE COMPANY'S MANAGEMENT INCENTIVE PLAN (ITEM 3 ON THE PROXY CARD)

within 90 days after the end of each fiscal year, certifies whether the target level of performance has been attained. In the case of awards that are intended to qualify as performance-based compensation under Section 162(m), the Committee does not have discretion to determine that compensation will be paid if the target level of performance is not attained. All amounts payable under the MIP will be paid as soon as practicable after the Committee's certification, unless the employee elects to defer payment under the Company's non-qualified deferred compensation plan.

No amounts have been awarded under the MIP. As discussed above, amounts to be awarded under the MIP are based on future performance objectives that cannot be easily predicted, therefore, no awards under the MIP can be determined at this time.

WHAT IS THE MAXIMUM AMOUNT OF COMPENSATION PAYABLE UPON ATTAINMENT OF THE SPECIFIED PERFORMANCE OBJECTIVES?
The maximum amount of performance-based compensation that may be paid to any participant in the MIP in any one fiscal year is .3% of the Company's net income for such fiscal year. This limitation may not be increased without stockholder approval.

WHAT IF THIS PROPOSAL IS NOT APPROVED?
If this proposal is not approved, awards granted under the MIP will not qualify for the performance-based exemption from Section 162(m), and therefore may not be tax deductible by the Company going forward.

                           WE RECOMMEND THAT YOU VOTE
                            FOR THE APPROVAL OF THE
                               MATERIAL TERMS OF
                             THE PERFORMANCE-BASED
                              COMPENSATION PAYABLE
                              UNDER THE MANAGEMENT
                                INCENTIVE PLAN.

STOCKHOLDER PROPOSAL REGARDING OUTSIDE DIRECTOR TERM LIMITS
(ITEM 4 ON THE PROXY CARD)

Mrs. Evelyn Y. Davis, located at Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, DC 20037, is the beneficial owner of 200 shares of the Company's common stock and has submitted the following resolution:

       RESOLVED: "That the stockholders of HOME DEPOT recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years."

       REASONS: "The President of the U.S.A. has a term limit, so do Governors of many states."

       "Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders."

       "No director should be able to feel that his or her directorship is until retirement."

       "In addition a TERM LIMIT could lead to more independent actions by outside directors.

       "If you AGREE, please mark your proxy FOR this resolution."

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL REGARDING OUTSIDE DIRECTOR TERM LIMITS

WHAT IS THE RECOMMENDATION OF THE
COMPANY?
THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

WHY DOES THE COMPANY OPPOSE THIS
PROPOSAL?
The Company's goal is to have the most competent, experienced and engaged Board of Directors as possible in order to provide leadership to the Company and guidance to executive management. Because of the size and complexity of the Company's business, we believe that directors continue to deepen their understanding of the Company's operations and the issues and challenges facing our business throughout their years of service on the Board. We believe that placing a limit on the number of years of service for outside directors would arbitrarily deprive the Company of the benefits of the service of directors who have served for a number of years and have acquired valuable knowledge and insights about the Company and the home improvement industry. Replacing these directors solely because of their length of service with new directors could dramatically reduce the Board's effectiveness.

The Company also believes that term limits for outside directors are not necessary to discourage directors from acting as if they have a permanent position on the Board. Each member of the Board is elected annually by the stockholders of the Company, and stockholders may nominate their own candidates if they believe that the slate of nominees selected by the Nominating and Corporate Governance Committee is not adequate. Because adoption of this proposal would limit stockholder discretion in selecting the best candidates to lead the Company, we do not believe it is in our stockholders' best interests.

HOW OFTEN DOES THE COMPANY EVALUATE ITS BOARD MEMBERS?
The Nominating and Corporate Governance Committee reviews the qualifications of each director nominee when it selects the slate of directors that the Board submits to the stockholders for election each year. The Board believes that this practice serves the Company and its stockholders well by providing for regular reviews of its directors' contributions.

                           WE RECOMMEND THAT YOU VOTE
               AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL

STOCKHOLDER PROPOSAL REGARDING POISON PILL IMPLEMENTATION
(ITEM 5 ON THE PROXY CARD)

Mr. John R. Chevedden, located at 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, is the beneficial owner of 300 shares of the Company's common stock and has submitted the following proposal:

                 5 - ALLOW SHAREHOLDER VOTE ON ANY POISON PILL
         THIS TOPIC WON AN OVERALL 60%-YES VOTE AT 50 COMPANIES IN 2002

This is to recommend that our Board of Directors not adopt, maintain or extend any poison pill unless such adoption, maintenance or extension is submitted to a shareholder vote.

This topic won an average 60%-yes vote at 50 companies in 2002 according to the Investor Responsibility Research Center Tabulation on Average Voting Results, December 2002.

This proposal is submitted by John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278.

  HARVARD REPORT
A 2001 Harvard Business School study found that good corporate governance (which took into account whether a company had a poison pill) was positively and significantly related to company value. This study, conducted with the University of Pennsylvania's Wharton School, reviewed the relationship between the corporate governance index for 1,500 companies and company performance from 1990 to 1999.

Some investors believe that a company with good governance will perform better over time, leading to a higher stock price. Other investors see good governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company. Source: "Investors Will Pay for Good Governance," Directors & Boards, Fall 2001.

Since the 1980s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills, Wall Street Journal, June 12, 2002.

  CHALLENGES FACED BY OUR COMPANY
I believe that the challenges faced by our company in the past year demonstrate a need for shareholders to have an expanded role in voting, particularly in voting on any poison pill that may be considered by our company. A poison pill may be more likely to be considered by our management since our share price is down substantially. Home Depot's stock price fell more than 50% in 2002.

I believe that a shareholder vote on any poison pill can be viewed as part of a larger issue - maximization of shareholder opportunity to give guidance to management when necessary. Currently we are subject to these shareholder restrictions:
   1) No cumulative shareholder voting.
   2) Shareholder ballots are not confidential.
   3) No shareholder right to act by written consent.
   4) No shareholder right to call a special meeting.

  COUNCIL OF INSTITUTIONAL INVESTORS RECOMMENDATION
The Council of Institutional Investors www.cii.org, an organization of 120 pension funds investing $1.5 trillion, called for shareholder approval of poison pills. The Council of Institutional Investors' recommendation is validated in Council Policies, Corporate Governance Policies, General Principles, Shareholder Voting Rights, Item 5.b., approved March 25, 2002.

                   ALLOW SHAREHOLDER VOTE ON ANY POISON PILL
         THIS TOPIC WON AN OVERALL 60%-YES VOTE AT 50 COMPANIES IN 2002
                                    YES ON 5

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL REGARDING POISON PILL
IMPLEMENTATION

WHAT IS THE RECOMMENDATION OF THE
COMPANY?
THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

WHY DOES THE COMPANY OPPOSE THIS
PROPOSAL?
The Company's Board of Directors and management understand the positive effect that good corporate governance practices have on Company performance and value. For this reason, the Board has adopted an independence standard for directors, appointed a Lead Director for the non-management directors and implemented many other policies and procedures designed to ensure that the interests of the Company's stockholders and other stakeholders are protected. The Company believes, however, that adoption of this proposal may unnecessarily restrict the discretion of the Board in a takeover situation and, therefore, is not in the best interests of the Company's stockholders. The Board of Directors has not adopted a stockholder rights plan (often called a "poison pill") and has no present intention to adopt one. Circumstances could arise in the future, however, where the adoption of such a plan could be an important tool for protecting the interests of the Company's stockholders in compliance with the fiduciary duties of the Board of Directors. Requiring stockholder approval for the adoption of a stockholder rights plan would seriously impede the ability of the Board of Directors to adopt such a plan within an effective timeframe.

WHAT IS A POISON PILL?
A "poison pill" or stockholder rights plan is a defensive measure against a hostile takeover of the Company that works by diluting the ownership of a potential acquiror upon the occurrence of specific events. Stockholder rights plans are designed to strengthen the ability of a board of directors to maximize stockholder value and protect stockholders from abusive or opportunistic takeover tactics by encouraging negotiations with the board of directors of the target company. The ability to adopt a stockholder rights plan does not, however, give a board of directors absolute discretion to veto a proposed business combination. Under Delaware law, the Company's Board of Directors must always act in accordance with its fiduciary duties in adopting and maintaining a stockholder rights plan.

IS A TAKEOVER BID LIKELY?
Although we believe a hostile takeover of a company with the market capitalization the size of The Home Depot's is unlikely, if this proposal were implemented the Board of Directors would not have the flexibility to meaningfully consider a stockholder rights plan in response to a hostile bid. The recommendation to vote against the proposal is based on the Company's belief that restricting the Board's choices in this way is not in the best interest of the Company's stockholders.

                           WE RECOMMEND THAT YOU VOTE
                          AGAINST THE ADOPTION OF THIS
                              STOCKHOLDER PROPOSAL

STOCKHOLDER PROPOSAL REGARDING PROVISION OF NON-AUDIT RELATED SERVICES BY
AUDITORS
(ITEM 6 ON THE PROXY CARD)

Trowel Trades S&P 500 Index Fund, located at Post Office Box 75000, Detroit, Michigan 48275, is the beneficial owner of 47,000 shares of the Company's Common Stock and has submitted the following resolution:

       RESOLVED: The shareholders of The Home Depot, Inc. (the "Company") urge the Board of Directors to adopt a policy that in the future the firm that is appointed to be the Company's independent accountants will only provide audit or audit-related services to the Company and not provide any other services.

                              SUPPORTING STATEMENT

New disclosure requirements by the Securities and Exchange Commission required corporations, starting in 2001, to disclose how much they were paying their "independent" auditors for audit work and how much they were paying them for "other" work.

The results were startling. Surveys by the Wall Street Journal and the Investor Responsibility Research Center each found that, on the average, corporations were paying their "independent" auditors three times more for "other" work than for their audit work. That raised the obvious concern as to how "independent" and objective the auditors really were. This concern was heightened by the subsequent accounting scandals at Enron and WorldCom.

In response to these accounting concerns, President Bush signed into law the Sarbanes-Oxley Act, which places restriction on the types of non-audit services auditors can render in an effort to reduce the conflict of interests. While the new law is certainly a step in the right direction, it does contain a potential and serious loophole. The auditors can still render tax and certain other services as long as they are pre-approved by the audit committee.

According to this Company's 2002 proxy statement, it paid its auditors $1,160,000 for audit services, $453,000 for audit related services and $4,553,000 for other services - primarily tax compliance and advisory services and services related to litigation and training. Such substantial payments for other services does not provide comfort to shareholders concerned about auditor conflicts of interest.

It is respectfully submitted that this new Board of Directors could send a positive message to its investors and the public at large by adopting a policy that in the future its auditors would do no other work for the Company other than audit or audit-related work.

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL REGARDING PROVISION OF
NON-AUDIT RELATED SERVICES BY AUDITORS

WHAT IS THE RECOMMENDATION OF THE
COMPANY?
THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

WHY DOES THE COMPANY OPPOSE THIS
PROPOSAL?
The Company's Board of Directors and management recognize the important role that auditor independence plays in ensuring the accuracy and integrity of The Home Depot's financial statements and in protecting the interests of investors. In light of recent accounting scandals, the Company has thoroughly reviewed its relationship with its independent auditors and has policies and procedures in place to ensure auditor independence. These policies comply with rules issued by the Securities and Exchange Commission to strengthen auditor independence. Given the investor protection provided by the Company's policies and the Securities and Exchange Commission rules, the Company believes adoption of this proposal is unnecessary and would limit the ability of the Audit Committee to allocate tasks among the accounting firms that provide services to the Company in a manner that best serves the interests of the Company and its stockholders.

WHAT RESTRICTIONS DO THE NEW RULES
ISSUED BY THE SECURITIES AND EXCHANGE
COMMISSION PLACE ON THE ENGAGEMENT
OF AUDITORS?
On January 28, 2003, the Securities and Exchange Commission issued final rules implementing Title II of the Sarbanes-Oxley Act of 2002. These rules specifically prohibit companies' independent auditors from providing specified non-audit services, and require that non-audit services that are not prohibited be subject to pre-approval by companies' audit committees. The new rules also mandate that the lead audit partner and concurring partner rotate every five years and that auditors report to the Audit Committee on critical accounting policies, alternative accounting treatments and other communications between management and the auditors. The new rules also include a prohibition on firms providing audit services if certain key members of management have recently been employed in an audit capacity by such audit firm. The Company believes that its compliance with these new rules will accomplish the objectives of the stockholder proposal - the maintenance of a truly independent relationship with the Company's auditors - and consequently, that adopting the proposal is unnecessary.

WHAT HAS THE COMPANY DONE TO ADDRESS AUDITOR INDEPENDENCE ISSUES?
In order to support the independence of the Company's auditors, the Board of Directors has adopted a policy regarding the retention of the independent auditors by the Company and its subsidiaries and the Company has adopted procedures to ensure that the Audit Committee or the Chairman of the Audit Committee, as provided by the new rules, approves all services to be provided by our independent auditors. In accordance with the new rules issued by the Securities and Exchange Commission, the policy specifically prohibits our independent auditors from providing many services that are not audit or audit-related, such as bookkeeping, financial information system design and implementation, appraisal or valuation services, internal audit services and expert services. Where our policy permits the Audit Committee to exercise discretion in determining which firm to engage, the Audit Committee makes its determinations in the context of safeguards that already exist to ensure that auditor independence is maintained. These safeguards include the fact that the Audit Committee is made up of all independent directors and operates in accordance with a written charter in compliance with New York Stock Exchange rules. The Audit Committee also reviews relationships or services that might have a negative impact on auditor objectivity and independence. In addition, the Audit Committee regularly monitors and evaluates the auditors' performance, the fees paid for each type of service and the compatibility of any non-audit services with the goal of maintaining auditor independence.

In addition to the Company's policy and the safeguards provided by the structure and practices of the Audit Committee, the interests of the Company's stockholders are supported by the fact that the Company seeks stockholder ratification of the Audit Committee's selection of the Company's independent auditors each year. To enable stockholders to make an informed decision, the Company provides information regarding the amounts of audit, non-audit, tax and all other fees paid to the Company's auditors each year in its Proxy Statement for the Annual Meeting of Stockholders. To

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL REGARDING PROVISION OF
NON-AUDIT RELATED SERVICES BY AUDITORS

date, the stockholders have always chosen to ratify the Company's selection of independent auditors.

WHY SHOULD THE COMPANY'S INDEPENDENT AUDITORS BE ABLE TO PROVIDE SERVICES OTHER THAN AUDIT AND AUDIT-RELATED SERVICES?
The Company believes that in some circumstances hiring the Company's independent auditors to perform services that are not audit or audit-related is in the best interests of the Company and its stockholders. Frequently, non-audit and non-audit related services are so integrally related to the operations of the Company that retaining the auditor to provide those services results in higher quality services and significant cost savings to the Company. Particularly with respect to tax services, the auditors' comprehensive knowledge of the Company's operations, legal structure and accounting practices may make the auditors the best choice to assist with income tax returns and tax compliance matters.

The Company believes that adopting the stockholder proposal to prohibit the Company's auditors from performing any services that are not strictly audit or audit-related services, will unnecessarily reduce the Audit Committee's ability to choose the best firm to provide particular needed services. For this reason, and in light of the policies and procedures the Company already has in place, the Company believes that adopting the proposal is not necessary or in the best interests of its stockholders.

                           WE RECOMMEND THAT YOU VOTE
                          AGAINST THE ADOPTION OF THIS
                              STOCKHOLDER PROPOSAL

STOCKHOLDER PROPOSAL REGARDING IMPLEMENTATION OF ILO HUMAN RIGHTS
STANDARDS
(ITEM 7 ON THE PROXY CARD)

The Comptroller of the City of New York, as custodian and trustee of the New York City Employees' Retirement System, the New York City Teachers' Retirement System, the New York City Fire Department Pension Fund and the New York City Police Pension Fund, 1 Centre Street, New York, New York 10007-2341, the beneficial owner of 7,233,909 shares of the Company's Common Stock, together with the Connecticut Retirement Plans and Trust Funds, 55 Elm Street, Hartford, Connecticut 06106-1773, the beneficial owner of 2,384,145 shares of the Company's Common stock, have submitted the following proposal:

       WHEREAS, Home Depot, Inc. has extensive overseas operations, and

       WHEREAS, reports of human rights abuses in the overseas subsidiaries and suppliers of some U.S.-based corporations has led to an increased public awareness of the problems of child labor, "sweatshop" conditions, and the denial of labor rights in U.S. corporate overseas operations, and

       WHEREAS, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and a loss of consumer confidence which can have a negative impact on shareholder value, and

       WHEREAS, a number of corporations have implemented independent monitoring programs with respected human rights and religious organizations to strengthen compliance with international human rights norms in subsidiary and supplier factories, and

       WHEREAS, these standards incorporate the conventions of the United
        Nation's International Labor Organization (ILO) on workplace human rights which include the following principles:

               1) All workers have the right to form and join trade unions and to bargain collectively. (ILO) Conventions 87 and 98)

               2) Workers' representatives shall not be the subject of
                  discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135)

               3) There shall be no discrimination or intimidation in
                  employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin, or other distinguishing characteristics. (ILO 100 and 111)

               4) Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Conventions 29 and 105)

               5) There shall be no use of child labor. (ILO Convention 138), and,

       WHEREAS, independent monitoring of corporate adherence to these standards is essential if consumer and investor confidence in our company's commitment to human rights is to be maintained.

       THEREFORE, BE IT RESOLVED that the company commit itself to the implementation of a code of corporate conduct based on the aforementioned ILO human rights standards by its international suppliers and in its own international production facilities and commit to a program of outside, independent monitoring of compliance with these standards.

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL REGARDING IMPLEMENTATION OF ILO HUMAN RIGHTS STANDARDS

WHAT IS THE RECOMMENDATION OF THE
COMPANY?
THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

WHAT IS THE COMPANY'S POSITION REGARDING HUMAN RIGHTS IN THE WORKPLACE?
Our Company's values require that we have the highest commitment to protecting the rights of our associates throughout the world. We are also committed to doing business with vendor partners who respect the rights of their employees. Our vendors and suppliers must comply with the standards of ethical and legal behavior prevailing in their respective locations as a condition of their continuing a business relationship with our Company.

WHAT DOES HOME DEPOT REQUIRE OF ITS
VENDORS RELATED TO WORKPLACE STANDARDS?
We will not do business with any vendor that employs child or forced labor, and we require vendors to comply with all laws of the jurisdictions in which they do business. In addition, we require vendors located outside of the United States from whom we directly purchase merchandise to comply with other ethical standards for vendors and suppliers as stated in our vendor buying agreements.

WHAT HAS HOME DEPOT DONE RECENTLY TO IMPLEMENT THESE STANDARDS?
In 2001, the Company updated its code of ethical standards for vendors and suppliers. As a result, we required that thousands of our vendors sign an agreement stating that they would comply with our ethical standards, including:
- paying fair wages,
- maintaining reasonable, legal work hours,
- not using child or forced labor,
- providing safe and healthy work conditions, and
- employing workers based on their ability to perform the job and being committed to basic principles of human rights.

HOW DO YOU ENSURE COMPLIANCE WITH
THESE STANDARDS?
We use independent firms to inspect the quality of the merchandise we purchase and the factories of global vendors from which we directly source merchandise. The managers of these factories must sign documents confirming their compliance with our standards regarding child labor and forced labor prior to the release of shipments of merchandise.

WHAT IF THESE VENDORS FAIL TO COMPLY WITH THESE POLICIES?
If we discover that a particular factory used by a global vendor from whom we directly source merchandise violates our standards, we take appropriate corrective actions, which could include canceling the outstanding orders for merchandise, prohibiting future use of the non-complying factory or terminating our relationship with the vendor.

WHY DOES THE COMPANY OPPOSE THIS
PROPOSAL?
Our philosophy toward our associates and the requirements we place on our global vendors from whom we directly purchase merchandise reflect principles that are similar to the goals espoused by the proponent of this proposal and similar groups. We already commit resources in this area. Having addressed the issues presented by the proposal, we do not believe that adoption of the proposal would enhance our values, our commitment to our associates or the standards required of our vendors.

                           WE RECOMMEND THAT YOU VOTE
                          AGAINST THE ADOPTION OF THIS
                              STOCKHOLDER PROPOSAL

STOCKHOLDER PROPOSAL REGARDING INDEPENDENT DIRECTOR AS CHAIRMAN OF THE BOARD (ITEM 8 ON THE PROXY CARD)

United Association S&P 500 Index Fund, located at PMB 606, 303 16th Street, Suite 016, Denver, Colorado 80202-5657, is the beneficial owner of 168,808 shares of the Company's Common Stock and has submitted the following resolution:

       RESOLVED: The shareholders of The Home Depot, Inc. ("Company") urge the
        Board of Directors to amend the Company's by laws to require that an independent director-as defined by the rules of the New York Stock Exchange ("NYSE")-who has not served as an officer of the Company be its Chairman of the Board of Directors.

                              SUPPORTING STATEMENT

The recent wave of corporate scandals at such companies as Enron, WorldCom and Tyco has resulted in renewed emphasis on the importance of independent directors. For example, both the NYSE and the NASDAQ have proposed new rules that would require corporations that wish to be traded on them to have a majority of independent directors.

Unfortunately, having a majority of independent directors alone is clearly not enough to prevent the type of scandals that have afflicted Enron, WorldCom and Tyco. All of these corporations had a majority of independent directors on their boards when the scandals occurred.

All of these corporations also had a Chairman of the Board who was also an insider, usually the Chief Executive Officer ("CEO"), or a former CEO, or some other officer. Obviously, no matter how many independent directors there are on a board, that board is less likely to protect shareholder interests by providing independent oversight of the officers if the Chairman of that board is also the CEO, former CEO or some other officer of the company.

We respectfully urge the board of our Company to dramatically change its corporate governance structure and the public's perception of it by having an independent director serve as its Chairman who is not a former CEO. The Board has already taken a step in this direction by designating a "lead director" to help the Chairman develop the agenda for Board meetings and to review the Board's governance procedures and policies. The next logical step to protect shareholder interests is to have an independent director actually serve as Chairman.

Although this change would be dramatic, it would hardly be radical. In the United Kingdom it is common to separate the offices of Chairman and CEO. In 1996, a blue ribbon commission on Director Professionalism of the National Association of Corporate Directors recommended that an independent director should be charged with "organizing the board's evaluation of the CEO and providing continuous ongoing feedback; chairing executive sessions of the board; setting the agenda with the CEO, and leading the board in anticipating and responding to crises."

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL REGARDING INDEPENDENT DIRECTOR AS CHAIRMAN OF THE BOARD

WHAT IS THE RECOMMENDATION OF THE
COMPANY?
THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

WHY DOES THE COMPANY OPPOSE THIS
PROPOSAL?
The Company believes that it is in the best interests of the stockholders for the Board of Directors to have the flexibility to determine the best director to serve as the Chairman of the Board, whether such director is an independent director or a member of executive management. The Company also believes that its twelve member Board of Directors, which is elected annually by the stockholders and includes ten independent directors, is best situated to determine which director should serve as Chairman of the Board. The Company opposes this proposal because amending the Bylaws to restrict the Board's discretion could deprive the Board of the freedom to select the most qualified and appropriate individual to lead the Board as Chairman.

WHAT ARE THE ADVANTAGES OF HAVING THE CEO SERVE AS CHAIRMAN OF THE BOARD?
The Board believes that at this time, the Company is best served by having the Chief Executive Officer also serve as Chairman of the Board. In his position as Chairman and Chief Executive Officer, Mr. Nardelli is able to promote communication, synchronize activities and provide consistent leadership to both the Board and the Company by acting as a conduit between the Board and the operating organization and coordinating the strategic objectives of both groups.

SHOULD THE LEAD DIRECTOR SERVE AS
CHAIRMAN OF THE BOARD?
The Company believes that the Lead Director's role is significantly different than the Chairman of the Board's role and that the Company and its stockholders are best served by having different directors fill each position. Unlike the Chairman's role, which is to set the strategic priorities for the Board, preside over its meetings and communicate the Board's findings and guidance to management, the Lead Director serves as the liaison between the non-management directors and the senior management team. In such role, the Lead Director helps maintain the Board's independence and ability to fulfill its management oversight responsibilities. The Company believes that this structure provides the appropriate balance between the need for consistent strategic direction and the need for true objectivity and independence of non-management directors.

                           WE RECOMMEND THAT YOU VOTE
                          AGAINST THE ADOPTION OF THIS
                              STOCKHOLDER PROPOSAL

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to or earned by (i) our Chief Executive Officer, (ii) the Company's four other most highly compensated executive officers and (iii) the former Executive Vice President of Strategy, Business Development and Corporate Operations (collectively referred to herein as the "Named Executive Officers") during each of the Company's last three fiscal years:

                                                   SUMMARY COMPENSATION TABLE
                                                                                                   LONG TERM
                                                                                              COMPENSATION AWARDS
                                                     ANNUAL COMPENSATION                   Restricted     Securities
                                                                           Other Annual      Stock        Underlying    All Other
                                       Fiscal     Salary       Bonus       Compensation    Awards(2)       Options     Compensation
Name and Principal Position            Year(1)      ($)         ($)            ($)            ($)            (#)           ($)
-----------------------------------------------------------------------------------------------------------------------------------
Robert L. Nardelli                       2002    1,865,384   4,000,000     5,288,284(4)    8,482,500(6)     750,000     393,990(7)
 Chairman, President and                 2001    1,528,845   5,000,000     7,265,665(5)    9,050,000(6)   1,000,000      67,300
 Chief Executive Officer(3)              2000      202,531          --            --      30,562,500(6)   3,500,000      50,400

Francis S. Blake                         2002      474,711   1,200,000(9)     51,960(10)   5,323,000(11)    350,000       2,555(12)
 Executive Vice President -
 Business Development &
 Corporate Operations(8)

Robert P. DeRodes                        2002      499,231   1,250,000(14)     3,318      5,556,100(15)     220,000       2,975(16)
 Executive Vice President -
 Information Technology & CIO(13)

Dennis M. Donovan                        2002      579,808     420,000       354,960(19)   2,035,800(21)    100,000      22,034(23)
 Executive Vice President -              2001      444,230   1,005,795(18)   189,081(20)  19,536,881(22)    370,000       4,058
 Human Resources(17)

Carol B. Tome                            2002      509,711     437,000         7,698       2,035,800(24)    100,000      38,973(26)
 Executive Vice President -              2001      400,576     525,000         6,820       1,549,560(25)    210,000      15,120
 Chief Financial Officer                 2000      288,076          --         2,077              --         11,886      15,637

Dennis J. Carey                          2002      600,000     600,000        11,372              --             --      28,394(27)
 Former Executive Vice                   2001      600,000     300,000            --              --        150,000       4,696
 President - Business                    2000      540,384          --         9,600              --        101,886      27,094
 Strategy & Corporate
 Operations

(1) Fiscal 2002 and the fiscal year ended January 28, 2001 ("fiscal 2000") include 52 weeks, while the fiscal year ended February 3, 2002 ("fiscal 2001") includes 53 weeks.

(2) Amounts set forth in the restricted stock awards column represent the value of grants of restricted stock and/or deferred stock units. The value is calculated by multiplying the closing price of the Company's common stock on the date of grant by the number of shares or units granted. Dividends on restricted stock and deferred stock unit awards are paid at the same rate as paid to all stockholders.

(3)  Mr. Nardelli joined the Company effective December 4, 2000.

EXECUTIVE COMPENSATION

(4) Mr. Nardelli's other annual compensation for fiscal 2002 includes $2,469,600 for the forgiveness of a loan and accrued interest, together with $2,007,058 for related tax payments.

(5) Mr. Nardelli's other annual compensation for fiscal 2001 includes (i) $2,587,000 for the forgiveness of a loan and accrued interest, together with $2,149,360 for related tax payments and (ii) $2,178,697 related to his relocation and sale of his house and related tax payments.

(6) The amounts shown reflect the value of grants of 250,000 and 750,000 deferred stock units to Mr. Nardelli in fiscal 2001 and 2000, respectively, and a grant of 250,000 shares of restricted stock in fiscal 2002. The deferred stock units granted to Mr. Nardelli in fiscal 2001 vest in 20% increments on September 17, 2001 and December 4 of 2001, 2002, 2003 and 2004. The deferred stock units granted to Mr. Nardelli in fiscal 2000 vest in 20% annual increments beginning on the date of grant. The restrictions on the restricted shares lapse on 25% of the shares on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant and on the remaining 50% of the shares when Mr. Nardelli turns 62. At the end of fiscal 2002, Mr. Nardelli held 1,250,000 deferred stock units and shares of restricted stock with an aggregate value of $26,125,000.

(7) The amount shown includes (i) matching contributions by the Company to the Company's FutureBuilder Plan on behalf of Mr. Nardelli of $8,346, (ii) an allocation of share equivalents under the Company's FutureBuilder Restoration Plan on behalf of Mr. Nardelli of $325,584 and (iii) payment of annual life and long-term disability insurance premiums.

(8)  Mr. Blake joined the Company effective March 21, 2002.

(9) The amount shown includes Mr. Blake's $100,000 signing bonus and an initial incentive payment of $525,000 paid in April 2002.

(10) Mr. Blake's other annual compensation for fiscal 2002 includes (i) $27,815 related to his relocation and (ii) $17,195 for professional fees.

(11) The amount shown reflects the value of grants of 70,000 and 60,000 shares of restricted stock to Mr. Blake in April and August of fiscal 2002, respectively. Restrictions lapse on 25% of the shares on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Blake turns
62. At the end of fiscal 2002, Mr. Blake held 130,000 shares of restricted stock with an aggregate value of $2,717,000.

(12) The amount shown reflects annual long-term disability insurance premiums.

(13) Mr. DeRodes joined the Company effective February 25, 2002.

(14) The amount shown includes Mr. DeRodes' $150,000 initial bonus and an incentive payment of $550,000 to compensate Mr. DeRodes for benefits forfeited from his previous employer.

(15) The amount shown reflects the value of grants of 70,000 and 60,000 shares of restricted stock to Mr. DeRodes in March and August of fiscal 2002, respectively. Restrictions lapse on 25,000 of the 70,000 share grant on the first and second anniversaries of his date of grant, and on 10,000 shares on the third and fourth anniversaries of the date of grant. Restrictions lapse on 25% of the shares in the 60,000 share grant on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. DeRodes turns 62. At the end of fiscal 2002, Mr. DeRodes held 130,000 shares of restricted stock with an aggregate value of $2,717,000.

(16) The amount shown reflects annual long-term disability insurance premiums.

(17) Mr. Donovan joined the Company on April 2, 2001.

(18) The amount shown includes an initial incentive payment to Mr. Donovan of $430,795.

EXECUTIVE COMPENSATION

(19) Mr. Donovan's other annual compensation for fiscal 2002 includes $315,732 for the forgiveness of interest on a loan and related tax payments.

(20) Mr. Donovan's other annual compensation for fiscal 2001 includes $96,933 related to his relocation, together with $66,426 of related tax payments.

(21) The amount shown reflects the value of a grant of 60,000 shares of restricted stock to Mr. Donovan in August 2002. Restrictions lapse on 25% of the shares on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Donovan turns 62. At the end of fiscal 2002, Mr. Donovan held 132,000 shares of restricted stock and 328,821 deferred stock units with an aggregate value of $9,631,159.

(22) The amount shown reflects the value of (i) grants of 24,000 shares of restricted stock in April, August and September of 2001 and (ii) a grant of 328,821 deferred stock units in May 2001. Restrictions on the shares of restricted stock lapse on 25% of the shares on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Donovan turns 62. The deferred stock units vest in three increments of 109,607 units on the first, third and fifth anniversaries of the date of Mr. Donovan's date of employment.

(23) The amount shown includes (i) matching contributions by the Company to the Company's FutureBuilder Plan on behalf of Mr. Donovan of $8,615, (ii) an allocation of share equivalents under the Company's FutureBuilder Restoration Plan on behalf of Mr. Donovan of $10,012 and (iii) payment of annual long-term disability insurance premiums.

(24) The amount shown reflects the value of a grant of 60,000 shares of restricted stock to Ms. Tome in August 2002. Restrictions lapse on 25% of the shares on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Ms. Tome turns 62. At the end of fiscal 2002, Ms. Tome held 96,000 shares of restricted stock with an aggregate value of $2,006,400.

(25) The amount shown reflects the value of grants of 12,000 shares of restricted stock to Ms. Tome in April, August and September of 2001. Restrictions on the shares of restricted stock lapse on 25% of the shares on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Ms. Tome turns 62.

(26) The amount shown includes (i) matching contributions by the Company to the Company's FutureBuilder Plan on behalf of Ms. Tome of $7,269, (ii) an allocation of share equivalents under the Company's FutureBuilder Restoration Plan on behalf of Ms. Tome of $28,946 and (iii) payment of annual long-term disability insurance premiums.

(27) The amount shown includes (i) an allocation of share equivalents under the Company's FutureBuilder Restoration Plan on behalf of Mr. Carey of $24,500 and
(ii) payment of annual long-term disability insurance premiums.

EXECUTIVE COMPENSATION

The following tables set forth information regarding options to purchase shares of the Company's common stock granted to and exercised by the Company's Named Executive Officers during fiscal 2002. The Company has no outstanding stock appreciation rights. In accordance with the rules of the Securities and Exchange Commission, the first table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted over the full option term. Actual gains, if any, on stock option exercises are dependent on the future value of the stock at the time of any option exercise.

                                            OPTION GRANTS IN FISCAL 2002
                                            Individual Grants
                     ---------------------------------------------------------------
                                          Percent of
                        Number of        Total Options                                 Potential Realizable Value at
                        Securities        Granted to      Exercise or                     Assumed Annual Rate of
                        Underlying         Employees       Base Price                  Stock Price Appreciation for
                     Options Granted    in Fiscal Year     Per Share     Expiration             Option Term
       Name                (#)                (%)             ($)           Date          5% ($)          10% ($)
-------------------  ----------------   ---------------   ------------   -----------   -------------   -------------
Robert L. Nardelli       750,000             2.28            46.96        04/28/12       22,149,669      56,131,609
Francis S. Blake         350,000             1.06            46.96        04/28/12       10,336,512      26,194,751
Robert P. DeRodes        220,000             0.67            50.29        02/29/12        6,957,964      17,632,848
Dennis M. Donovan        100,000             0.30            46.96        04/28/12        2,953,289       7,484,215
Carol B. Tome            100,000             0.30            46.96        04/28/12        2,953,289       7,484,215
Dennis J. Carey               --               --               --              --               --              --

                                  AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND
                                           FISCAL YEAR-END OPTION VALUES
                                                            Number of Securities
                                                           Underlying Unexercised          Value of Unexercised
                     Shares Acquired        Value                Options at              In-the-Money Options at
                       on Exercise        Realized          Fiscal Year-End (#)            Fiscal Year-End ($)
       Name                (#)               ($)        Exercisable    Unexercisable   Exercisable    Unexercisable
-------------------  ----------------   -------------   ------------   -------------   ------------   -------------
Robert L. Nardelli            --                --       2,900,000       2,350,000              --          --
Francis S. Blake              --                --              --         350,000              --          --
Robert P. DeRodes             --                --              --         220,000              --          --
Dennis M. Donovan             --                --              --         470,000              --          --
Carol B. Tome             10,575           250,263         159,785         334,103       1,432,668          --
Dennis J. Carey               --                --         379,595         364,903              --          --

EXECUTIVE COMPENSATION

The following table sets forth information regarding The Home Depot Long Term Incentive Plan implemented during fiscal 2002.

                                           LONG-TERM INCENTIVE PLAN
                                          AWARDS IN LAST FISCAL YEAR
                                                                      Estimated Future Payouts Under Non-Stock
                                                                                 Price-Based Plans
                                              Performance or Other    ----------------------------------------
                       Number of Shares,          Period Until         Threshold      Target        Maximum
       Name          Units or Other Rights    Maturation or Payout     ($ or #)      ($ or #)       ($ or #)
-------------------  ----------------------   ---------------------   -----------   -----------   ------------
Robert L. Nardelli   100% of base salary on    February 2, 2002 -      $750,000     $1,500,000    $ 2,250,000
                        February 2, 2002        January 30, 2005
Francis S. Blake     75% of base salary on     February 2, 2002 -      $196,875     $  393,750    $   590,625
                        February 2, 2002        January 30, 2005
Robert P. DeRodes    75% of base salary on     February 2, 2002 -      $206,250     $  412,500    $   618,750
                        February 2, 2002        January 30, 2005
Dennis M. Donovan    75% of base salary on     February 2, 2002 -      $196,875     $  393,750    $   590,625
                        February 2, 2002        January 30, 2005
Carol B. Tome        75% of base salary on     February 2, 2002 -      $180,000     $  360,000    $   540,000
                        February 2, 2002        January 30, 2005
Dennis J. Carey                --                      N/A                  N/A            N/A            N/A

In January 2002, the Compensation Committee granted new long-term performance incentive awards to certain senior executives, including the Named Executive Officers shown above, for the fiscal 2002-2005 performance period. Such awards are intended to provide continuing emphasis on specified financial performance goals which the Committee considers to be important contributors to long term stockholder value. The awards are payable only if the Company achieves specified levels of total stockholder return (change in stock price over the performance period plus dividends paid divided by the beginning stock price) measured against a peer group (companies included in the S&P Retail Composite Index) during the three-year performance period beginning February 2, 2002 and ending January 30, 2005. Awards are payable 50% in cash and 50% in restricted shares to be granted under the Company's Omnibus Plan. The shares of restricted stock vest on the earlier of the third anniversary of the pay-out date or retirement at age 60 with five years of service. As of February 2, 2003, the maximum aggregate pay-out for the Named Executive Officers for the fiscal 2002-2005 performance period is $4,590,000, to be paid both in cash and shares of restricted stock. Pro rata awards are paid for actual results at the end of the performance period if an executive's employment terminates due to death, disability or retirement and the executive has participated for at least two years of the performance period.

EXECUTIVE COMPENSATION

                               EQUITY COMPENSATION PLAN INFORMATION
                                                                             Number of Securities
                                                                              Remaining Available
                                                                              for Future Issuance
                            Number of Securities                                 Under Equity
                                to be Issued          Weighted-Average        Compensation Plans
                              Upon Exercise of        Exercise Price of      (Excluding Securities
                            Outstanding Options,    Outstanding Options,         Reflected in
      Plan Category          Warrants and Rights     Warrants and Rights         First Column)
--------------------------  ---------------------   ---------------------   -----------------------
Equity Compensation Plans
  Approved by Security
  Holders(1)                     86,608,033(2)             $37.18(3)              128,032,257(4)
Equity Compensation Plans
  Not Approved by Security
  Holders(5)                      4,245,925(6)             $40.75(7)               20,961,452(8)
                                 ----------                                       -----------
     Total                       90,853,958                                       148,993,709
                                 ==========                                       ===========

(1) These plans are the Company's 1997 Omnibus Stock Incentive Plan (the "Omnibus Plan"), the Amended and Restated Employee Stock Purchase Plan (the "ESPP") and the Non-Employee Directors' Deferred Stock Compensation Plan (the "Directors Plan").
(2) Includes an aggregate of 80,666,188 stock options and 1,973,119 of deferred shares and shares of restricted stock under the Omnibus Plan, 37,781 stock units credited to participant accounts under the Directors Plan and the right to purchase 3,930,945 shares under the ESPP. The number of shares under the ESPP was determined by dividing the amount of payroll deductions credited to associates' accounts as of February 2, 2003 by $17.765 which is 85% of the fair market value of a share of the Company's common stock on February 2, 2003. The actual number of shares purchased under the plan may differ since the plan provides for the right to purchase shares at the lower of 85% of the fair market value of the Company's common stock on the first or last day of the plan year. The first day of the April purchase period is April 19, 2002 and the purchase period ends on April 18, 2003. The first day of the October purchase period is October 25, 2002 and the purchase period ends on October 24, 2003.
(3) Weighted average exercise price of outstanding options; excludes deferred shares and shares of restricted stock under the Omnibus Plan, stock units under the Directors Plan and rights to purchase shares under the ESPP.
(4) Represents 108,266,885 shares under the Omnibus Plan, 17,562,715 available shares under the ESPP and 2,202,657 shares under the Directors Plan.
(5) These plans are the Company's Non-U.S. Employee Stock Purchase Plan (the "non-US ESPP"), the Home Depot FutureBuilder Restoration Plan (the "Restoration Plan"), the December 4, 2000 Non-Qualified Stock Option and Deferred Stocks Units Plan and Agreement, the April 2, 2001 Deferred Stock Units Plan and Agreement, the May 31, 2001 Deferred Stock Units Plan and Agreement and the September 17, 2001 Deferred Stock Units Plan and Agreement.
(6) Includes an aggregate of 2,500,000 non-qualified stock options, rights to purchase 284,064 shares of the Company's common stock under the non-US ESPP, 83,040 stock units under the Restoration Plan and 1,378,821 stock units under the Deferred Stock Units Plans referred to in Note 5. The number of shares under the non-US ESPP was determined in the same manner as for the ESPP described in
Note 2.
(7) Weighted average exercise price of outstanding options; excludes stock units credited to associates' accounts under the individual Deferred Stock Units Plans and Agreements and under the Restoration Plan.
(8) Represents shares available under the non-US ESPP.

EXECUTIVE COMPENSATION

DESCRIPTION OF PLANS NOT APPROVED BY STOCKHOLDERS:
- NON-U.S. ESPP. Substantially all non-U.S. associates of the Company and its subsidiaries are eligible to participate in this plan. The plan operates in a manner that is substantially similar to the Company's Employee Stock Purchase Plan covering the U.S. associates of the Company and its affiliates but is not governed by the Internal Revenue Code. The plan currently consists of Spring and Fall purchase periods, each lasting 12 months. Associates fund their purchases through voluntary payroll deductions that accumulate in accounts maintained in each associate's name in the currency of the country where the associate is employed. At the end of each purchase period, the amount credited to the associate's account is converted to U.S. dollars and applied to the purchase of the Company's stock at a price equal to 85% of the market price on the first or last day of the purchase period, whichever price is lower. There are three limitations on the number of shares an associate may purchase under the plan: (1) associates may not elect to make payroll deductions under the plan that are more than 20% of their gross annual income for any year; (2) associates who would own 5% or more of the Company's outstanding shares of stock or options cannot enroll in the plan; and (3) associates may not purchase more than U.S. $25,000 of stock in a given calendar year.
- RESTORATION PLAN. The primary purpose of the Restoration Plan is to provide additional retirement income to certain key executive employees of the Company and its participating affiliates to reduce the impact of certain provisions of the Internal Revenue Code that limit the maximum benefits that may accrue under the Company's qualified retirement plans. In particular, the Company intends for the plan to offset the effects of the maximum compensation limitation under Code Section 401(a)(17) by providing the amount of supplemental retirement income specified in the plan. The plan constitutes an unfunded, non-qualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees. Payments under the plan are made in shares of the Company's common stock.
- DEFERRED STOCK UNIT PLANS AND AGREEMENTS. The Deferred Stock Unit Plans and Agreements represent shares underlying stock units, payable on a one-for-one basis, that vest over a period of years as described below and fully vest upon employment termination for reasons other than cause or upon the occurrence of a change in control. Unless deferred at the election of the participant, units are payable as they vest. Units vest in 150,000 increments under the December 4, 2000 Deferred Stock Unit Plan and Agreement on the December 4, 2000 award date and on each anniversary of the award date until fully vested on December 4, 2004. Units vest under the April 2001 Deferred Stock Unit Plan and Agreement in 12,500 increments on April 2 of each of 2003, 2004, 2005 and 2006. Units vest under the May 31, 2001 Deferred Stock Units Plan and Agreement in 109,607 units on April 2 of each of 2002, 2004 and 2006. Units vest in 50,000 increments under the September 17, 2001 Deferred Stock Units Plan and Agreement on the September 17, 2001 award date and on December 4 of each of 2001, 2002, 2003 and 2004. As of February 2, 2003, 709,607 deferred stock units were vested but payment deferred at the election of the participant. The December 4, 2002 Non-Qualified Stock Option and Deferred Stock Units Plan and Agreement represents 2,500,000 non-qualified stock options at an exercise price of $40.75, said options vesting 20% on the December 4, 2000 award date and an additional 20% on each anniversary thereof until fully vested on December 4, 2004. Options representing 1,500,000 shares were vested on February 2, 2003. The options expire on the tenth anniversary of the date the option first becomes exercisable.

WHAT ARE THE TERMS OF EMPLOYMENT AGREEMENTS WITH THE COMPANY'S NAMED EXECUTIVE OFFICERS?
The Company has an Employment Agreement dated as of December 4, 2000 with Robert
L. Nardelli retaining him as the President and Chief Executive Officer of the Company. The initial term of the agreement expires on December 31, 2005, and, beginning on January 1, 2003, the term automatically extends so that the remaining term is always three years.

In determining Mr. Nardelli's compensation, the Board focused on competitive levels of compensation for CEOs managing operations of similar size, complexity and performance level and the importance of hiring a

EXECUTIVE COMPENSATION

President and CEO with the strategic, financial and leadership skills to ensure the Company's continued growth into the foreseeable future. Based on these factors, the Board determined that Mr. Nardelli's annual base salary shall be not less than $1,500,000 and his annual bonus shall be not less than $3,000,000.

The Company believes it is essential that a large portion of our executive officers' total compensation is tied to stock performance, which more closely aligns their interests with the long-term interests of stockholders. To reflect this belief and in recognition that Mr. Nardelli forfeited substantial equity ownership rights provided by his former employer, Mr. Nardelli received two stock option awards. The first entitles him to purchase 1,000,000 shares of common stock at $40.75 per share. This stock option was immediately exercisable as of the date of the employment agreement. The second stock option award entitles him to purchase 2,500,000 shares of common stock at $40.75 per share and vests in 500,000 share increments on the date of the employment agreement and each of the first four anniversaries of such date. Beginning in 2003, Mr. Nardelli will receive additional annual option awards to purchase no less than 450,000 shares of common stock. The Company also granted him deferred stock units corresponding to 750,000 shares of common stock, which vest one-fifth per year beginning on the date of the employment agreement. In addition, Mr. Nardelli received a lump sum payment of $50,400 when he entered into the employment agreement.

Mr. Nardelli received a loan from the Company in the amount of $10,000,000, which accrues interest at the rate of 5.87% per year, compounded annually. As a long-term employment incentive, the obligation to repay the loan is forgiven 20% per year, together with accrued interest, on each of the first five anniversaries of the date Mr. Nardelli's employment began if he is employed by the Company on each such date. The loan (and any accrued interest) will be forgiven upon a change of control (as defined in the employment agreement) if Mr. Nardelli is employed by the Company on such date, or upon the date of termination of Mr. Nardelli's employment with the Company prior to December 4, 2005 if such termination is by the Company without cause, by Mr. Nardelli for good reason or by reason of Mr. Nardelli's death or disability. If Mr. Nardelli's employment is terminated by the Company for cause or by Mr. Nardelli other than for good reason, then Mr. Nardelli is required to repay the outstanding principal amount.

To compensate Mr. Nardelli in part for forfeiting retirement benefits made available by his former employer, the Company agreed to provide him with deferred compensation upon any termination of his employment. Beginning on the later of his 62nd birthday or termination of employment, Mr. Nardelli will be entitled to a cash benefit in an annual amount equal to 50% of his salary as of the date of his termination and his most recent annual bonus (or, if greater, the then-current target amount for his bonus), subject to offset for certain pension benefits paid or payable to Mr. Nardelli by the Company or his prior employers. The amount of the benefit may be reduced if Mr. Nardelli's employment is terminated under certain circumstances, such as if Mr. Nardelli is terminated by the Company for cause or if Mr. Nardelli terminates his employment without good reason, prior to his 62nd birthday and/or prior to the fifth anniversary of the date of the employment agreement.

In addition, if Mr. Nardelli's employment is terminated either by the Company for cause or by Mr. Nardelli other than for good reason, then the Company will pay him all cash compensation accrued but not paid as of the termination date. If Mr. Nardelli's employment is terminated by the Company other than for cause, by Mr. Nardelli for good reason or for any reason within 12 months after a change in control or due to death or disability, Mr. Nardelli will receive certain benefits, including: (1) all cash compensation accrued but not paid as of the termination date; (2) $20,000,000; (3) immediate vesting of unvested equity-based awards and deferred compensation; (4) for each year prior to 2006 for which an annual option award has not yet been granted, a fully vested stock option award in accordance with the agreement; and (5) immediate forgiveness of any outstanding principal and accrued interest of the loan. If Mr. Nardelli's employment terminates due to his retirement after he attains age 62 or upon a change in control of the Company, all equity-based awards made under his employment agreement or otherwise will fully vest and remain exercisable through the end of their original term.

The Company also has an employment agreement with Dennis M. Donovan, Executive Vice President - Human

EXECUTIVE COMPENSATION

Resources, dated as of March 16, 2001. The initial term of Mr. Donovan's contract terminates on December 31, 2005, and beginning on January 1, 2003, automatically extends so that the remaining term is always three years. The contract provides that the automatic extensions will continue until either the Company or Mr. Donovan gives written notice of termination of the extension provision.

The employment agreement provides that Mr. Donovan will receive a base salary of not less than $525,000 per year. Mr. Donovan is eligible for an annual bonus of no less than his then-current base salary. Mr. Donovan was guaranteed a bonus for fiscal 2001. In connection with the commencement of employment, Mr. Donovan received an award of stock options exercisable for 320,000 shares and an award of 328,821 deferred restricted stock units. Beginning in fiscal 2003, Mr. Donovan is eligible for an annual grant of stock options exercisable for at least 90,000 shares.

In connection with his relocation, Mr. Donovan received a loan in the amount of $3,000,000. Interest on the loan accrues at the rate of 5.8% per year. Accrued interest is forgiven each year on the first five anniversaries of the loan. The loan must be repaid upon the earlier of (1) the fifth anniversary of the date of the loan and (2) ninety days following the termination of the employee's employment by the Company for cause or by the employee without good reason. In addition, Mr. Donovan received a lump sum payment of $430,795 when he entered into the employment agreement. Mr. Donovan will also be reimbursed for up to $15,000 of expenses he incurred in connection with the preparation and execution of his employment agreement.

Upon the termination of the employment of Mr. Donovan by the Company for cause or by the employee without good reason, the Company will pay the employee all cash compensation accrued but not paid as of the termination date. If the employment of Mr. Donovan is terminated by the Company other than for cause, by the employee for good reason or for any reason within 12 months after a change in control or due to death or disability, the employee will receive all cash compensation accrued but not paid as of the termination date and certain additional benefits, including salary and bonus continuation for 24 months and immediate vesting of all unvested equity-based awards with continued exercisability through the end of their full original terms. In the event of a change in control, in addition to receiving any protection that is applicable to other senior executives, all grants of equity-based awards to Mr. Donovan shall become fully vested and exercisable.

Pursuant to his agreement, Mr. Donovan has agreed that during the term of his employment and for two years thereafter, he shall not, without the prior written consent of the Company, participate (as defined in the agreements) in the management of certain competitors of the Company. During the same period, Mr. Donovan has also agreed not to solicit any employee of the Company to accept a position with another entity or to solicit any vendor or customer of the Company to alter its relationship with the Company in any way that would be adverse to the Company.

Under the terms of the agreements with Messrs. Nardelli and Donovan, termination of employment for good reason generally means the occurrence of certain events without the employee's consent, including, among other things, (1) the Company assigning him duties inconsistent in any material respect with his duties and responsibilities as contemplated by the employment agreement or taking any other action that results in a significant diminution in such employee's position, duties or responsibilities, or (2) failure of the Company to comply with any material provision of the employment agreement. Termination for cause means, among other things, that the employee (1) has engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to employment duties that results in material economic harm to the Company, subject to certain conditions, or (2) has been convicted of a felony involving theft or moral turpitude. Any determination that cause exists must be approved by a majority of the Company's Board of Directors after giving notice of such meeting to the employee and providing the employee and his legal counsel an opportunity to address such meeting.

During fiscal 2002, the Company entered into employment agreements with Robert
P. DeRodes and Francis S. Blake, effective February 25, 2002 and March 21, 2002, respectively. The employment agreements provide that Messrs. DeRodes and Blake will receive annual base salaries of $550,000 and $525,000, respectively. Mr. DeRodes is eligible for an annual bonus equal to 100% of his base salary and

EXECUTIVE COMPENSATION

received payments totaling $700,000 in fiscal 2002 as a signing bonus and to compensate him for benefits forfeited from his previous employer. Mr. Blake is also eligible for an annual bonus equal to 100% of his base salary in fiscal 2002 and received a $100,000 signing bonus, a $25,000 relocation allowance and an initial incentive payment of $525,000 in April 2002. Both Mr. DeRodes and Mr. Blake were guaranteed a bonus payment equal to 100% of base salary for fiscal 2002.

In addition to their cash compensation, each of Messrs. DeRodes and Blake received non-qualified stock options exercisable for 220,000 and 250,000 shares, respectively, and 70,000 shares of restricted stock.

Pursuant to their respective agreements, each of Messrs. DeRodes and Blake has agreed that for 36 months subsequent to termination of employment with the Company he will not, without the prior written consent of the Company, enter into or maintain an employment or contractual relationship with certain competitors of the Company. During the same period, each of Messrs. DeRodes and Blake has agreed not to solicit any employee of the Company to terminate his or her relationship with the Company without the prior written consent of the Company.

Upon the termination of the employment of either Mr. DeRodes or Mr. Blake by the Company without cause or by Mr. DeRodes or Blake for good reason, the Company will pay 12 months base salary continuation, target incentive and medical coverage. In addition, all stock options granted pursuant to the employment agreements will vest and all restrictions on the grants of shares of restricted stock awarded pursuant to the employment agreements shall lapse immediately. During the 12 months after termination, all other unvested stock options shall continue to vest and restrictions on outstanding shares of restricted stock will continue to lapse in accordance with their terms.

In addition to these and other benefits set forth in the applicable employment agreements, Messrs. Nardelli, Donovan, DeRodes and Blake are entitled to participate in the benefit plans offered to all executive officers of the Company and to receive the same perquisites as are commonly provided to other senior executives of the Company. The Company will also reimburse them for income taxes applicable to certain specified benefits and payments. Messrs. Nardelli and Donovan are also entitled to reimbursement for excise taxes imposed in the event payments or benefits received by them under their respective agreements, or otherwise, result in "parachute payments" under the Internal Revenue Code.

The Company entered into a Non-Competition Agreement with Ms. Carol Tome on March 24, 2003. Pursuant to such agreement, upon the termination of Ms. Tome's employment by the Company without cause or by Ms. Tome for good reason, the Company will pay 24 months base salary continuation. During the period of salary continuation, all unvested stock options shall continue to vest and restrictions on outstanding shares of restricted stock will continue to lapse in accordance with their terms.

Pursuant to the agreement, Ms. Tome has agreed that for 36 months subsequent to the earlier of the beginning of the salary continuation period or termination of her employment with the Company she will not, without the prior written consent of the Company, enter into or maintain an employment or contractual relationship to provide financial, executive or managerial services in the same or similar manner as she has for the Company with certain competitors of the Company. During the same period, Ms. Tome has agreed not to solicit any employee of the Company to terminate his or her relationship with the Company without the prior written consent of the Company.

On August 14, 2002, the Company entered into agreements with Mr. Dennis J. Carey pursuant to which Mr. Carey was obligated to provide services to the Company at the direction of the Chief Executive Officer and/or the Executive Vice President of Strategy, Business Development and Corporate Operations until September 30, 2002. For one year thereafter, Mr. Carey was placed on a paid leave of absence from the Company. During the leave, Mr. Carey is entitled to receive salary payments at his then-current salary level and is guaranteed to receive a bonus of $300,000 for fiscal 2001 (payable in fiscal 2002) and a bonus of $600,000 for fiscal 2002 (payable in fiscal 2003). Pursuant to the agreements, Mr. Carey's outstanding stock options continue to vest during the leave, and, upon the termination of the leave of absence, all restrictions on any outstanding shares of restricted stock lapse. The agreements also provide that Mr. Carey will provide consulting services from October 1, 2003 to October 1, 2006 to the Chief Executive Officer and/or the Executive Vice President of Strategy, Business Development and Corporate Operations relating to Six Sigma process and merger and acquisition issues. Contingent upon his availability to provide such services, Mr. Carey is entitled to receive a consulting fee of $600,000 per year.

COMPENSATION COMMITTEE REPORT

Filings made by companies with the Securities and Exchange Commission sometimes "incorporate information by reference." This means the Company is referring you to information that has been previously filed with the SEC and that this information should be considered as part of the filing you are reading. The Compensation Committee Report, Audit Committee Report and Stock Performance Graph in this Proxy Statement are not incorporated by reference into any other filings with the SEC.

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

WHAT ARE THE COMPONENTS OF EXECUTIVE COMPENSATION?
Three critical elements comprise our compensation programs for executive officers:
- BASE SALARIES: We provide competitive base salaries that allow us to attract and retain a high performing leadership team. When establishing base salaries, we consider many factors, including the total compensation package, the scope of responsibilities, the years of experience of the individual, and the competitive marketplace. Merit increases, which typically occur in April of each fiscal year, are established based on a comprehensive performance management process that assesses each executive officer's leadership and performance over the previous year, as well as the executive officer's potential for development and performance in the future.
- ANNUAL BONUS: All executive officers participate in our Company's Management Incentive Plan (MIP). The MIP is designed to motivate and reward executives by aligning pay with annual performance. The MIP is a cash-based bonus plan that rewards executives for the achievement of financial and non-financial performance objectives which are established at the beginning of each fiscal year. In addition, we consider certain qualitative factors for each executive in determining the total cash bonus to be paid to each executive officer.
- LONG-TERM INCENTIVES: To better align the interests of management with long-term stockholder interests, we provide long-term incentives to executive officers. We deliver these long-term incentives typically in the form of three vehicles: stock options, performance shares/cash plan, and shares of restricted stock. The long-term incentives are designed to reward executives for increasing long-term stockholder value and to retain them at The Home Depot.
   - STOCK OPTIONS: We provide annual non-qualified stock option grants as part of our long-term incentive compensation under the Omnibus Plan. For an executive to receive value from a stock option, the stock price must be above the grant date price after the stock option vests. The Company grants stock options with an exercise price equal to the fair market value of the Company's stock on the date of grant. Generally, stock options may be exercised over a term of ten years from the date of grant, and vest 25% per year beginning on the second anniversary of the grant date. The number of shares subject to equity awards is determined by the Compensation Committee and is based on the individual's position within the Company, job performance, future potential, awards made to executives at comparable companies and other factors. Additionally, certain executive officers have employment agreements that provide that awards of a specified number of stock options be made to such officers, as described under "Executive Compensation" in this Proxy Statement.
   - PERFORMANCE SHARES: Executive officers are eligible to participate in the Company's Long-Term Incentive Plan (LTIP). This program rewards management for stockholder return over a three-year period. Performance is relative to a peer group, offsetting stock price changes as a result of bear and bull market periods. Under the LTIP, executive officers are eligible to receive a targeted amount of shares and cash at the end of a three-year period. The Home Depot's total return to stockholders over the three-year performance period is compared to that of an established peer group of retailers. If The Home Depot's total return to stockholders is at the 70th percentile of the peer group after the three-year period, targeted awards are paid to the executive. No awards are paid if The Home Depot's total return to stockholders is below the 50th percentile of the peer group. Better performance relative to the peer group triggers larger payouts to executives. All performance shares are subject to a three-year vesting provision.

COMPENSATION COMMITTEE REPORT

   - RESTRICTED STOCK: Prior to last fiscal year, restricted stock was not a core component of our compensation programs. In fiscal 2002, in a period of depressed capital markets, we granted restricted stock to executive officers to (i) serve as a retention mechanism; (ii) realign management and stockholder interests by delivering ownership; and (iii) offset the less than competitive supplemental executive retirement benefits offered to our executives. Typically, the restricted stock vests 25% on the third anniversary of the date of grant, 25% on the sixth anniversary and the remaining 50% at age 62.

WHAT IS THE PHILOSOPHY OF EXECUTIVE COMPENSATION?
We believe that compensation plays a vital role in achieving short and long-term business objectives that ultimately drive long-term business success. Our compensation programs are designed to focus our executives on the Company's critical goals that translate into long-term stockholder value. As a result, a large percentage of our executive officers' compensation package is variable, based on corporate, divisional and individual performance. Our pay practices support our endeavors to attract, motivate, incentivize and retain exceptional business leaders with demonstrated performance, leadership and potential capabilities to deliver innovative initiatives while concurrently meeting aggressive long-term business objectives.

Such pay practices are highly differentiated based on individual performance, leadership, and potential as well as overall enterprise and business unit results. They are assessed in the context of a rigorous performance management process. Furthermore, these practices are responsive to a significant enterprise transformation effort that commenced and continues amidst a challenging economic and business climate.

In 2003, the Compensation Committee and the Board of Directors approved the Executive Stock Ownership Guidelines. This program will assist in focusing executives on long-term success and stockholder value by requiring executives to hold Company stock over the long term. Under this program, executive officers of the Company will be required to hold shares of common stock with a value equal to a specified multiple of base salary. The multiples for specific positions are shown in the table below:

TITLE                              MULTIPLE OF SALARY
-----                              ------------------
President & Chief Executive
  Officer                                  6X
Executive Vice Presidents                  4X
Division Presidents/Senior Vice
  Presidents                               3X

Shares owned outright, restricted stock, and shares acquired pursuant to the Employee Stock Purchase Plan, FutureBuilder Plan and the Restoration Plan will be counted towards this requirement. Executives will have a period of four years to reach the specified levels of ownership. Once the four-year period has expired, we will review each executive officer's stock holdings on an annual basis. As of March 2003, 13 of 17 executives, including Mr. Nardelli, comply with the stock ownership guidelines.

HOW IS THE CHIEF EXECUTIVE OFFICER
COMPENSATED?
The Committee considered a number of factors in determining Mr. Nardelli's cash and equity compensation for fiscal 2002. The achievement of 21% growth in diluted earnings per share, net sales growth of 9% during very difficult economic times, continuing success in developing a new foundation for long-term growth, and continuing to provide superior leadership and vision during a period of management transition were the primary factors that were considered when determining his compensation. For fiscal year 2002, Mr. Nardelli received $2,000,000 in base salary, which became effective in April of 2002. Mr. Nardelli was awarded a cash bonus of $4,000,000 and received 750,000 non-qualified stock options and 250,000 shares of restricted stock.

WHAT OTHER FACTORS INFLUENCED EXECUTIVE OFFICER COMPENSATION IN FISCAL 2002?
A weakened economy and depressed capital markets made fiscal year 2002 a very turbulent one for many companies. Despite the volatile environment, The Home Depot, under the leadership of Mr. Nardelli and the rest of the executive team, was able to achieve certain critical financial goals, while continuing to develop a solid foundation for long-term business success. In determining compensation for the executive team for

COMPENSATION COMMITTEE REPORT

2002, we considered the progress that has been made over the last year in the development and implementation of programs designed to restructure the Company during a period of transition. In conjunction with individual and corporate performance reviews, we work with two nationally recognized compensation consulting firms to establish appropriate compensation benchmarks for our executive officers.

DOES THE COMPENSATION COMMITTEE
COMPARE COMPANY SALARIES TO OTHER
COMPANIES?
Salaries are based on the Compensation Committee's assessment of each officer's past performance and the expectation for future contributions in leading the Company. In addition, the Compensation Committee reviews compensation data for the retail industry and other companies that are similar to the Company in size. The Compensation Committee uses other company compensation data for informational purposes only, and also considers subjective factors relating to the differences between companies.

HOW ARE LIMITATIONS ON THE DEDUCTIBILITY OF COMPENSATION HANDLED?
Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1,000,000 per employee. The limitation generally does not apply to compensation based on performance goals if certain requirements are met. The Compensation Committee, as much as possible, uses and intends to use performance-based compensation. However, the Committee believes that the Company must attract, retain and reward the executive talent necessary to maximize the return to stockholders and that the loss of a tax deduction may be necessary and appropriate in some circumstances.

WHO PREPARED THIS REPORT?
This report has been furnished by the current members of the Compensation
Committee:
   - Claudio X. Gonzalez, Chair
   - Gregory D. Brenneman
   - Berry R. Cox
   - William S. Davila
   - Richard A. Grasso

AUDIT COMMITTEE REPORT AND FEES PAID TO INDEPENDENT AUDITORS

AUDIT COMMITTEE REPORT

WHO SERVES ON THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS?
The current members of the Committee are John L. Clendenin, Chair, Gregory D. Brenneman, William S. Davila, Claudio X. Gonzalez and Bonnie G. Hill. Berry R. Cox also served on the Committee as its Chair through August 2002. Each member of the Committee is independent under the rules of The New York Stock Exchange.

WHAT DOCUMENT GOVERNS THE ACTIVITIES OF THE AUDIT COMMITTEE?
The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Committee's composition and meetings.

HOW DOES THE AUDIT COMMITTEE CONDUCT ITS MEETINGS?
During fiscal 2002, the Committee met with the senior members of the Company's financial management team, our Vice President of Internal Audit and the Company's independent auditors at each of its meetings. The Committee's agenda was established by the Chair and the Chief Financial Officer. At each meeting, the Committee reviewed and discussed various business risks of the Company. The Committee also had private, separate sessions at each of its meetings with each of KPMG LLP, the Chief Financial Officer and the Vice President of Internal Audit, at which meetings candid discussions of financial management, accounting and internal control issues took place. Additionally, the Chair had separate discussions regularly with each of KPMG LLP, the Chief Financial Officer and the Vice President of Internal Audit.

WHAT MATTERS HAVE MEMBERS OF THE AUDIT COMMITTEE DISCUSSED WITH THE INDEPENDENT AUDITORS?
In its meetings with representatives of the independent auditors, the Committee asked them to address and discussed their responses to several questions that the Committee believed were particularly relevant to its oversight. These questions included:
- Are there any significant judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?
- Based on the auditors' experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?
- Based on the auditors' experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?
- During the course of the fiscal year, have the auditors received any communication or discovered any information indicating any improprieties with respect to the Company's accounting and reporting procedures or reports?

The Audit Committee has also discussed with the auditors that they are retained by the Committee and that the auditors must raise any concerns about the Company's financial reporting and procedures directly with the Committee. Based on these discussions with the independent auditors, the Committee believes it has a basis for its oversight judgments and for recommending that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

WHAT HAS THE AUDIT COMMITTEE DONE WITH REGARD TO THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR FISCAL 2002?
The Audit Committee has:
- reviewed and discussed the audited financial statements with the Company's management; and
- discussed with KPMG LLP, independent accountants for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

AUDIT COMMITTEE REPORT AND FEES PAID TO INDEPENDENT AUDITORS

HAS THE AUDIT COMMITTEE CONSIDERED THE INDEPENDENCE OF THE COMPANY'S AUDITORS? The Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee has discussed with KPMG LLP that firm's independence. The Committee has concluded that KPMG LLP is independent from the Company and its management.

HAS THE AUDIT COMMITTEE MADE A RECOMMENDATION REGARDING THE AUDITED FINANCIAL STATEMENTS FOR FISCAL 2002?
Based upon its review and the discussions with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company be included in the Company's Annual Report on Form 10-K for fiscal 2002 to be filed with the Securities and Exchange Commission.

HAS THE AUDIT COMMITTEE REVIEWED THE FEES PAID TO THE INDEPENDENT ACCOUNTANTS DURING FISCAL 2002?
The Audit Committee has reviewed and discussed the fees paid to KPMG LLP during fiscal 2002 for audit, audit-related, tax and other services, which are set forth in this Proxy Statement under "Fees Paid to Independent Auditors." The Audit Committee has determined that the provision of the non-audit services is compatible with KPMG LLP's independence.

WHO PREPARED THIS REPORT?
This report has been furnished by the current members of the Audit Committee:
- John L. Clendenin, Chair
- Gregory D. Brenneman
- William S. Davila
- Claudio X. Gonzalez
- Bonnie G. Hill

FEES PAID TO INDEPENDENT AUDITORS

AUDIT FEES
During fiscal 2002 and 2001, the Company paid KPMG LLP fees in the aggregate amount of $2,144,000 and $1,371,000, respectively, for the annual audit of our financial statements and the quarterly reviews of the financial statements included in our Forms 10-Q.

AUDIT RELATED FEES
During fiscal 2002 and 2001, the Company paid KPMG LLP $455,500 and $331,650, respectively, for audit-related services which included audits of financial statements of certain employee benefit plans and other entities, audits of certain businesses acquired during the year and review of related SEC filings.

TAX FEES
During fiscal 2002 and 2001, the Company paid KPMG LLP $655,000 and $4,188,000, respectively, for tax services. These services were primarily comprised of tax planning and advice.

ALL OTHER FEES
Aggregate fees billed for all other services rendered by KPMG LLP for fiscal 2002 and 2001 were $105,000 and $275,350, respectively.

STOCK PERFORMANCE GRAPH

This graph depicts the Company's cumulative total stockholder returns (assuming quarterly reinvestment of dividends) relative to the performance of the Standard & Poor's 500 Composite Stock Index and the Standard & Poor's Retail Composite Index for the five-year period commencing February 1, 1998. The graph assumes $100 invested at the closing price of the common stock of The Home Depot and of each of the other indices on the New York Stock Exchange on February 1, 1998. The points on the graph represent fiscal year-end index levels based on the last trading day in each fiscal year.

                              [PERFORMANCE CHART]

                       2/01/1998     1/31/1999     1/30/2000     1/28/2001     2/03/2002     2/02/2003
-------------------------------------------------------------------------------------------------------
The Home Depot          $100.00       $200.00       $280.78       $239.00       $264.82       $112.73

S&P 500                 $100.00       $130.53       $142.25       $139.35       $116.99       $ 90.71

S&P Retail Composite    $100.00       $162.72       $162.06       $172.29       $193.31       $139.09

BENEFICIAL OWNERSHIP OF COMMON STOCK

This table shows how much of our outstanding common stock is beneficially owned by our directors, each of the Named Executive Officers, owners of more than 5% of our outstanding common stock and all directors and executive officers as a group as of April 1, 2003. According to the rules adopted by the Securities and Exchange Commission, a person "beneficially owns" securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk in the Percent of Class column indicates beneficial ownership of less than 1%, based on 2,293,783,938 shares of common stock outstanding.

                                                        Shares         Right to     Percent
    Name of Beneficial Owner                           Owned(1)       Acquire(2)    of Class
    ----------------------------------------------------------------------------------------
    Robert L. Nardelli                                     2,012(3)   3,100,000        *
    Gregory D. Brenneman                                  20,000          2,187        *
    Richard H. Brown                                       3,000(4)       2,187        *
    John L. Clendenin                                      8,600         25,312        *
    Berry R. Cox                                       3,274,125(5)       2,812        *
    William S. Davila                                     25,001          8,437        *
    Claudio X. Gonzalez                                   25,500          1,250        *
    Richard A. Grasso                                     20,000              0        *
    Milledge A. Hart, III                              4,297,535          2,812        *
    Bonnie G. Hill                                         1,093          8,437        *
    Kenneth G. Langone                                18,006,139(6)       2,812        *
    Roger S. Penske                                        2,500          1,250        *
    Francis S. Blake                                         533              0        *
    Robert P. DeRodes                                     25,815              0        *
    Dennis M. Donovan                                      1,129         80,000        *
    Carol B. Tome                                         19,049        209,041        *
    Dennis J. Carey                                        1,414        552,151        *
    Directors and executive officers as a group (20
      people)                                         25,770,506      3,644,638       1.3

(1) These amounts include equivalent shares credited under our FutureBuilder
    Plan.

(2) These amounts reflect shares subject to options exercisable and deferred stock units vested on or before May 31, 2003.

(3) This amount includes 1,000 shares held by Mr. Nardelli's wife for which Mr. Nardelli disclaims beneficial ownership.

(4) This amount includes 1,000 shares held by Mr. Brown's wife for which Mr. Brown may be deemed to have shared voting and investment power.

(5) This amount includes 4,500 shares held by a private foundation for which Mr. Cox may be deemed to have shared voting and investment power.

(6) This amount includes 6,139 shares held by Mr. Langone's wife for which he disclaims beneficial ownership.

GENERAL

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Board of Directors who served on the Compensation Committee during fiscal 2002 were officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under Securities and Exchange Commission regulations.

INSIDER TRANSACTIONS
The Marcus Foundation, of which Bernard Marcus is Chairman, and Mr. Marcus lease office space from the Company. During fiscal 2002, The Marcus Foundation and Mr. Marcus paid the Company $191,103 in rent and reimbursed the Company $899,045 for leasehold improvements.

On February 22, 2001, the Company and Mr. Marcus entered into an agreement under which Mr. Marcus purchased an aircraft from the Company at fair market value, and Mr. Marcus leased the aircraft to the Company on a non-exclusive basis, subject to Mr. Marcus' right to use the aircraft. The Company has also agreed to make another airplane available for Mr. Marcus to lease if the Company is using Mr. Marcus' aircraft. The gross rental rate per month is based on 1% of the purchase price, with certain costs shared with Mr. Marcus. The Company pays rent to Mr. Marcus based upon the Company's percentage usage of the plane, subject to a minimum required rent equal to 50% usage by the Company. During fiscal 2002, the Company paid Marcus Leasing, LLC $2,336,124 in rent for the use of such aircraft. The Company manages and maintains the aircraft and provides pilots, and Mr. Marcus reimburses the Company quarterly for the costs associated with certain of these services based on the percentage of time the aircraft is used by Mr. Marcus, up to 50%. During fiscal 2002, Mr. Marcus reimbursed the Company for $41,895 pursuant to the terms of these agreements. Among other things, the agreement also provides that the Company will provide Mr. Marcus with security services at his discretion during his life. Until 18 months after Mr. Marcus' death, the Company will continue to lease space to Mr. Marcus and organizations affiliated with him at the Store Support Center. Mr. Marcus or the affiliated organizations will pay rent at the fair market value, subject to increase based on the Consumer Price Index. Subject to a pro rata reimbursement, the Company will also provide one or more employees to assist Mr. Marcus with The Home Depot work and will provide him with healthcare, life insurance and similar benefits during his life.

In connection with their employment, each of Robert L. Nardelli, Dennis M. Donovan and Frank L. Fernandez, Executive Vice President, General Counsel and Secretary of the Company received a loan of $10 million, $3 million and $500,000, respectively, from the Company. The terms of the loans to Mr. Nardelli and Mr. Donovan are more fully described under "Executive Compensation." The loan to Mr. Fernandez accrues interest at the rate of 5.8% per year and accrued interest is forgiven each year on each of the first four anniversaries of the loan. The loan must be repaid upon the earlier of the fourth anniversary of the date of the loan and 90 days following the termination of Mr. Fernandez's employment by the Company for cause or by Mr. Fernandez without good reason. The maximum amounts outstanding during fiscal 2002 relating to the loans to Messrs. Nardelli, Donovan and Fernandez were $8,469,600, $3,174,000 and $529,000, respectively. As of March 24, 2003, the amounts outstanding relating to the loans to Messrs. Nardelli, Donovan and Fernandez were $6,106,142, $3,138,247 and $522,167, respectively.

The Home Depot has purchase, finance and other transactions and relationships in the normal course of business with companies with which The Home Depot directors are associated, but which are not sufficiently significant to be reportable. We believe that all of these transactions and relationships during fiscal 2002 were on terms that were reasonable and competitive. Additional transactions and relationships of this nature may be expected to take place in the ordinary course of business in the future.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in beneficial ownership of the Company's common stock. Directors, executive officers and

GENERAL

greater than ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to the Company or written representations that no other reports were required, we believe that during fiscal year 2002, all our directors, executive officers and greater than ten percent beneficial owners complied with these requirements.

AVAILABILITY OF FORM 10-K AND ANNUAL
REPORT TO STOCKHOLDERS
Securities and Exchange Commission rules require us to provide an Annual Report to stockholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended February 2, 2003 (without exhibits or documents incorporated by reference), are available without charge to stockholders upon written request to Investor Relations, The Home Depot, Inc., 2455 Paces Ferry Rd., Atlanta, Georgia 30339, by calling (770) 384-4388 or via the Internet at www.homedepot.com.

STOCKHOLDER PROPOSALS
To be considered for inclusion in next year's Proxy Statement, stockholder proposals must be submitted in writing by December 21, 2003. Any stockholder proposal to be considered at next year's meeting, but not included in the proxy statement, must be submitted in writing by March 1, 2004, or the persons appointed as proxies may exercise their discretionary voting authority with respect to the proposal. Recommendations for nominees to stand for election at the 2004 Annual Meeting of Stockholders must be received 30 days prior to the date of such meeting. All written proposals or nominations should be submitted to Frank L. Fernandez, Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339.

OTHER PROPOSED ACTIONS
If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders. A stockholder has indicated his intention to present the following for consideration at the meeting: (1) a proposal to eliminate the practice of compensating executives and directors by granting stock options, (2) a proposal to establish an independent board to focus wholly on stockholder interests with the executive compensation committee to be isolated from company executives when determining executive salaries and benefits, (3) a proposal that once granted, stock options cannot be reissued, restated, re-priced (except for stock splits) or extended, (4) a proposal that no personal loans may be made to any person or entity connected with The Home Depot, (5) a proposal that Company executives cannot negotiate or enter contracts for severance or retirement that differ from the rank and file employee, and (6) a proposal that instructions and deadlines for stockholder proposals are to be published in the same size and font with every quarterly and annual report. If these proposals are determined to be properly presented, it is intended that the persons named on the proxy cards will use their discretionary authority to vote against such proposals.

SOLICITATION BY BOARD; EXPENSES OF
SOLICITATION
Our Board of Directors has sent you this Proxy Statement. Our directors, officers and associates may solicit proxies by telephone or in person. In addition, we have hired D.F. King & Co., Inc. to assist us in soliciting proxies, which it may solicit by telephone or in person. We anticipate paying D.F. King a fee of $15,000, plus expenses. We will also reimburse the expenses of brokers, nominees and fiduciaries who send proxies and proxy materials to our stockholders.

                                                                      APPENDIX A

THE HOME DEPOT MANAGEMENT INCENTIVE PLAN
(EFFECTIVE FEBRUARY 3, 2003)

 1. PURPOSE. The purpose of The Home Depot Management Incentive Plan is to advance the interests of The Home Depot, Inc. and its stockholders by motivating key associates of the Company to take actions that will promote the Company's long-term success and growth.

 2.   DEFINITIONS

      (a) "Award" means an award entitling a Participant to receive incentive compensation subject to the terms and conditions of the Plan.

      (b)   "Board" means the Company's Board of Directors.

      (c)   "Code" means the Internal Revenue Code of 1986, as amended.

      (d)   "Committee" means the Compensation Committee of the Board.

      (e) "Common Stock" means shares of the Common Stock, $.05 par value per share, of the Company.

      (f)   "Company" means The Home Depot, Inc., a Delaware corporation.

      (g) "Disability" means, with respect to a Participant, the Participant's becoming eligible for permanent and total disability benefits under the Company's or a Subsidiary's long-term disability plan.

      (h) "Fair Market Value" means the fair market value of a share of Common Stock as determined by the Committee from time to time. Unless determined otherwise by the Committee, the fair market value shall be the closing price of the Common Stock on the New York Stock Exchange on the relevant date or, if no sale occurred on such date, the closing price on the nearest preceding date on which sales occurred.

      (i)   "Officer" means a Participant who an officer of the Company.

      (j) "Participant" means a key employee of the Company or a Subsidiary who is selected by the Committee to participate in the Plan.

      (k) "Performance Objectives" means the performance objectives established pursuant to this Plan for Participants who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to specified levels of or increases in the Company's or Subsidiary's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross margin return on investment, increase in the fair market value of the Common Stock, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net income, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to shareholder, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as inventory or receivable turnover, internal rate of return, increase in net present value or expense targets, Employer of Choice survey results, customer satisfaction survey and productivity. Except in the case of a Qualified Performance-Based Award, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

      (l) "Performance Target" means a target level of performance, based on one or more Performance Objectives, established for a Performance Year in accordance with Section 4.

THE HOME DEPOT MANAGEMENT INCENTIVE PLAN
(EFFECTIVE FEBRUARY 3, 2003)

      (m) "Performance Year" means a period coinciding with the Company's fiscal year for accounting purposes, which shall be used for purposes of determining whether Awards are earned by Participants.

      (n) "Plan" means The Home Depot Management Incentive Plan, as stated herein, and as amended from time to time.

      (o) "Qualified Performance-Based Award" means an Award or portion of an Award to an Officer that is intended to satisfy the requirements for "qualified performance-based compensation" under Code Section 162(m). The Committee shall designate any Qualified
            Performance-Based Award as such at the time of grant.

      (p) "Retirement" means termination of employment with the Company or a Subsidiary after completing at least 5 years of continuous employment and attaining age 60.

      (q) "Subsidiary" means a corporation or other entity (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than fifty percent (50%) of whose ownership interest (representing the right generally to make decisions for such other entity) is, now or hereafter owned or controlled directly or indirectly by the Company.

 2. PARTICIPATION. For each Performance Year, the Committee shall designate those key employees of the Company and its Subsidiaries who shall receive Awards under the Plan. Selection for participation for one Performance Year shall not confer on a Participant the right to participate in the Plan for any other Performance Year.

 3. AWARDS. For each Performance Year, each Participant shall receive an Award entitling the Participant to receive cash incentive compensation upon the attainment of one or more Performance Targets. The Committee may establish different terms for Awards for different Participants or groups of Participants. The amount of compensation payable under an Award may be stated as a dollar amount or as a percentage of the Participant's base compensation. The Committee may provide for a threshold level of performance below which no amount of compensation will be paid and a maximum level of performance above which no additional amount of compensation will be paid, and it may provide for the payment of differing amounts of compensation for different levels of performance.

 4. ESTABLISHMENT OF PERFORMANCE TARGETS. Within the first ninety (90) days of each Performance Year, the Committee shall establish one or more Performance Targets for that Performance Year. Each Performance Target shall be specified as a percentage increase in or attainment of a specific level of a Performance Objective for the Performance Year.

 5. PAYMENT OF AWARDS. Within ninety (90) days following the end of each Performance Year, the Committee shall determine whether the Performance Targets for such Performance Year have been satisfied and shall certify its determination in approved minutes of the Committee meeting held for such purpose. If the Committee certifies that one or more Performance Targets for a Performance Year have been achieved, all compensation payable in respect of Awards subject to such Performance Target shall be paid to Participants as soon as reasonably practicable thereafter; provided, however, that the Committee may permit the deferral of such compensation under a deferred compensation plan of the Company or a Subsidiary. If a Performance Target for a Performance Year is not achieved, the Committee in its sole discretion may determine that all or a portion of any Award shall be deemed to be earned based on such criteria as the Committee deems appropriate, including without limitation individual performance or the performance of the Subsidiary or business division employing the Participant; provided, however, that the Committee shall not have such discretion with respect to any Qualified Performance-Based Award. Any Award that is not considered earned in accordance with this Section shall be forfeited.

THE HOME DEPOT MANAGEMENT INCENTIVE PLAN
(EFFECTIVE FEBRUARY 3, 2003)

 6. PARTIAL YEARS OF PARTICIPATION. The Committee may establish rules and procedures for partial years of participation consistent with the following:

      (a) EMPLOYMENT TERMINATION. If a Participant terminates employment with the Company before payment of Awards are made for a Performance Year for reasons other than death, Disability or Retirement, any Award granted to the Participant in respect of that Performance Year shall be forfeited and cancelled.

      (b) NEW HIRES. In the case of an associate who is hired by the Company or a Subsidiary after the beginning of a Performance Year, the Committee may in its discretion designate such associate as a Participant in the Plan for that Performance Year, provided that the Committee may specify that such a Participant's Award shall be determined only with respect to the portion of the Performance Year during which the Participant is employed by the Company or Subsidiary in the eligible position.

      (c) DEATH, DISABILITY OR RETIREMENT. A Participant whose employment terminates during a Performance Year because of death, Disability or Retirement may, at the discretion of the Committee and under such rules as the Committee may from time to time prescribe, be eligible for consideration for a pro-rata Award based on the period of active employment during the Performance Year.

      (d) PROMOTIONS AND TRANSFERS. A Participant who is transferred to a non-exempt, hourly or other ineligible position during the Performance Year shall forfeit any Award granted to the Participant in respect of that Performance Year. An employee who is promoted to an eligible position, or a Participant who is transferred from one eligible position to another, during a Performance Year, may, at the discretion of the Committee and under such rules as the Committee may from time to time prescribe, be eligible for consideration for a pro-rata Award based on the period in the eligible position during the Performance Year.

      (e) LEAVE OF ABSENCE. A Participant who is on a leave of absence other than a personal leave for more than ninety (90) consecutive days during the Performance Year, or who is on a personal leave of absence for more than thirty (30) consecutive days, shall forfeit any portion of an Award attributable to said period of leave pursuant to such rules as the Committee may establish.

 7. MAXIMUM AMOUNT OF QUALIFIED PERFORMANCE-BASED AWARDS. The maximum dollar amount of compensation that may be paid to any Participant in respect of Qualified Performance-Based Awards for a single Performance Year shall be three tenths of one percent (.3%) of the Company's net income for the Performance Year.

 8. ADJUSTMENTS. To the extent that a Performance Target is based on an increase in the Fair Market Value of the Common Stock, in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, then the Committee may make or provide for such adjustments in such Performance Target as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants.

 9. TAX WITHHOLDING. The Company shall be entitled to withhold from any payment made under the Plan the full amount of any required federal, state or local taxes.

10. NONTRANSFERABILITY OF BENEFITS. A Participant may not assign or transfer any interest in an Award. Notwithstanding the foregoing, upon the death of a Participant, the Participant's rights and benefits under the Plan shall pass by will or by the laws of descent and distribution.

11. ADMINISTRATION AND INTERPRETATION. Subject to the express provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe rules and requirements relating to it, and to make all determinations necessary or advisable in the administration of the Plan, including, without limitation, the amending or altering of the Plan as may be required to comply with or conform to any federal, state or local laws or regulations.

THE HOME DEPOT MANAGEMENT INCENTIVE PLAN
(EFFECTIVE FEBRUARY 3, 2003)

12. AMENDMENT AND TERMINATION OF PLAN. The Committee may at any time terminate the Plan and may at any time and from time to time amend or modify the Plan in any respect; provided, however, that no amendment shall be effective without approval of the stockholders of the Company if the amendment would increase the maximum amount of compensation payable to a Participant in any Performance Year pursuant to Qualified Performance-Based Awards as specified in Section 7. Neither the termination of the Plan nor any amendment to the Plan shall reduce benefits accruing under Awards granted prior the date of such termination or amendment.

13. GOVERNING LAW. The Plan shall be governed and construed in accordance with the laws of the State of Georgia. As a condition to eligibility to receive an Award under the Plan, each Participant irrevocably consents to the exclusive jurisdiction of the courts of the State of Georgia and of any federal court located in the Northern District of Georgia in connection with any action or proceeding arising out of or relating to this Plan, any document or instrument delivered pursuant to or in connection with this Plan, or any alleged breach of this Plan or any such document or instrument.

14. EFFECTIVE DATES AND STOCKHOLDER APPROVAL. This Plan shall be effective for periods beginning on and after February 3, 2003, provided that no Qualified Performance-Based Award shall be effective if the Plan is not approved by a vote of the stockholders of the Company at an annual meeting or special meeting.

15. OFFSETS. As a condition to eligibility for an Award, each Participant consents to the deduction from the Award of any amounts owed by the Participant to the Company to the extent permitted by applicable law.

16. NO RIGHTS TO CONTINUED EMPLOYMENT. Participation in the Plan does not create or constitute an express or implied employment contract between the Company and the Participant nor limit the right of the Company to discharge or otherwise deal with a Participant without regard to the existence of the Plan.

17. UNFUNDED PLAN. The Plan shall at all times be an unfunded payroll practice and no provision shall at any time be made with respect to segregating assets of the Company for payment of any Award. No Participant or any other person shall have any interest in any particular assets of the Company by reason of the right to receive an Award under the Plan and any such Participant or any other person shall have only the rights of a general unsecured creditor of the Company.

18. LIMITATIONS PERIOD FOR CLAIMS. Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the later of the end of the Award Period to which the claim relates or the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee's decision is final and conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied and any lawsuit must be filed within one year of such denial of deemed denial or be forever barred.

[THE HOME DEPOT LOGO]                                          ADMISSION TICKET
THE HOME DEPOT, INC.
c/o EquiServe Trust Co., N.A.
P.O. Box 8561
Edison, NJ 08818-8561

2003 ANNUAL MEETING OF STOCKHOLDERS
TIME: May 30, 2003 -- 10:00 a.m. Central Time
PLACE: The Field Museum of Natural History
       Chicago, Illinois (see information on back)
AUDIOCAST: Live on the Internet at WWWW.HOMEDEPOT.COM

                      (Please detach card at perforation.)
--------------------------------------------------------------------------------


                              VOTE CONTROL NUMBER


                            _________________________

                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.


                                VOTE-BY-INTERNET

1.       Log on to the Internet and go to http://www.eproxyvote.com/hd

2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.


                               VOTE-BY-TELEPHONE

1.       Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.


            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
-------------------------------------------------------------------------------

  X      PLEASE MARK
         VOTES AS IN
         THIS EXAMPLE

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS, 1, 2 AND 3
                      AND AGAINST ITEMS 4, 5, 6, 7 AND 8.

                                                                        FOR               WITHHELD

1.       Election of Directors:                                         ----                ----
         Nominees: (01) Gregory D. Brenneman
         (02) Richard H. Brown, (03) John L. Clendenin,
         (04) Berry R. Cox, (05) William S. Davila,
         (06) Claudio X. Gonzalez, (07) Richard A. Grasso,
         (08) Milledge A. Hart, III, (09) Bonnie G. Hill,
         (10) Kenneth G. Langone, (11) Robert L. Nardelli,              --------------------------------------
         (12) Roger S. Penske                                           For all nominees except as noted above




                                                                        FOR               AGAINST           ABSTAIN

2.       Approval of Company Proposal to ratify the appointment        ----               ----              ----
         of KPMG LLP as independent auditors of the Company
         for fiscal 2003.

3. Approval of Company Proposal to approve the material terms of the performance-based compensation payable under the Management Incentive Plan.

              __                                      __
             |                                          |






             |__                                      __|


4. Approval of Stockholder Proposal regarding outside director term limits.

5. Approval of Stockholder Proposal regarding poison pill implementation.

6. Approval of Stockholder Proposal regarding provision of non-audit related services by auditors.

7. Approval of Stockholder Proposal regarding implementation of ILO Human Rights Standards.

8.       Approval of Stockholder Proposal regarding
         Independent Director as Chairman of the Board.

                           WILL                      MARK HERE FOR
                           ATTEND                    COMMENTS AND/OR
                           MEETING  -----            ADDRESS CHANGES  ----

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature(s)____________________________ Date __________    Signature(s) __________________________ Date _________
                              Please Sign This Proxy as Name(s) Appear(s) Above.

                                ADMISSION TICKET

   INFORMATION ABOUT THE HOME DEPOT, INC. 2003 ANNUAL MEETING OF STOCKHOLDERS

               Information about parking and detailed directions to The Field Museum are available via the Internet at www.fieldmuseum.org or by telephone at (312) 922-9410.


             PLEASE BRING ADMISSION TICKET WITH VALID PICTURE I.D.
                    TO PRESENT FOR ADMISSION TO THE MEETING
--------------------------------------------------------------------------------
                 NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

TIME:
10:00 a.m. Central Time on Friday, May 30, 2003

PLACE:
The Field Museum of Natural History
1400 South Lake Shore Drive, Chicago, Illinois

ITEMS OF BUSINESS:
1. To elect the full board of directors.
2. To ratify the appointment of KPMG LLP as the independent auditors of the Company for fiscal 2003.
3. To approve the material terms of the performance-based compensation payable under the Management Incentive Plan.
4. To act on stockholder proposals described in the Proxy Statement.
5. To transact other business properly coming before the meeting.

WHO CAN VOTE:
You can vote if you were a stockholder of record on March 31, 2003.

ANNUAL REPORT:
A copy of our 2002 Annual Report is enclosed with the Proxy Statement.

DATE OF MAILING:
This notice and the Proxy Statement are first being mailed to stockholders on or about April 18, 2003.

           By Order of the Board of Directors            ----------------------
              Frank L. Fernandez, Secretary             |Detach here if mailing|
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                           PROXY/VOTING INSTRUCTIONS

                              THE HOME DEPOT, INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                ANNUAL MEETINGS OF STOCKHOLDERS ON MAY 30, 2003.

The undersigned stockholder hereby appoints ROBERT L. NARDELLI and FRANK L. FERNANDEZ, and each of them, attorneys and proxies for the undersigned with full power of substitution, to act and vote, with the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of The
Home Depot, Inc., to be held at The Field Museum of Natural History, Chicago, Illinois, on Friday, May 30, 2003, at 10:00 a.m., Central Time, and any adjournments or postponements thereof, as directed on the reverse side, with respect to the matters set forth on the reverse side and with discretionary authority on all other matters that come before the meeting, all as more fully described in the Proxy Statement received by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR" the approval of item number 1, "FOR" the approval of item number 2, "FOR" the approval of item number 3, "AGAINST" the approval of item number 4, "AGAINST" the approval of item number 5, "AGAINST" the approval of item number 6, "AGAINST" the approval of item number 7, "AGAINST" the approval of item number 8, and in accordance with the recommendations of the Board of Directors.

Participants in the FutureBuilder Plans may vote their proportionate share of The Home Depot, Inc. common stock held in the plan, by signing and returning this card, or by voting electronically. By doing so, you are instructing the trustee to vote all of your shares at the meeting and at any adjournment, as you have indicated with respect to Proposals 1-8. If this card is signed and returned without voting instructions, the shares represented by this proxy will be voted by the plan trustee. If this card is not returned or is returned unsigned, shares will be voted by the plan trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan.

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SEE REVERSE                                                          SEE REVERSE
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                   UNLESS VOTING ELECTRONICALLY OR BY PHONE,
           PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.